The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Filed Pursuant to Rule 424(b)(5)
Registration No. 333-286490
Subject to completion, dated December 8, 2025
PRELIMINARY PROSPECTUS SUPPLEMENT
(To prospectus dated April 11, 2025)
21,000,000 Common Shares

Borr Drilling Limited
We are offering 21,000,000 of our common shares, par value $0.10 per share (the “Offering”). Our common shares are listed on the New York Stock Exchange, or the NYSE, under the ticker symbol “BORR.” On December 5, 2025, the last reported sale price of our common shares on the NYSE was $4.05 per share. We intend to use the net proceeds from this Offering, together with the proceeds from the Debt Offering and the Seller Financing (each as defined herein) and, if necessary, available cash, for the acquisition of five premium jack-up rigs as described herein (the “Acquisition”), and for general corporate purposes, which may include debt service, capital expenditures, funding of our working capital and potential mergers and acquisitions. See “Use of Proceeds.” This Offering and the Debt Offering are not conditioned upon the completion of the Acquisition or the completion of any of the financings or other transactions contemplated in connection with the Acquisition. The closing of this Offering and the Debt Offering will occur prior to the consummation of the Acquisition.
You should carefully read this prospectus supplement and the accompanying prospectus, together with the documents we incorporate by reference, before you invest in our common shares. We also encourage you to read the documents we have referred you to in the “Where You Can Find More Information” section of this prospectus supplement.
Investing in our common shares involves risks. Before making an investment decision, please read the information contained in and incorporated by reference under the heading “Risk Factors” on page S-12 of this prospectus supplement and on page 8 of the accompanying prospectus, and beginning on page 7 of our Annual Report on Form 20-F for the year ended December 31, 2024, and under similar headings in the other documents that we have filed or that are filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus.
Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Common Share	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds, before expenses, to us	$	$

(1)
In addition, the Company may at its election and in its absolute discretion pay to certain of the Underwriters a discretionary cash fee of up to 0.75% of the aggregate gross proceeds received by the Company in the Offering.

The underwriters expect to deliver the common shares to purchasers on or about December   , 2025 (the “Settlement Date”).
Joint Global Coordinators and Joint Bookrunners

DNB Carnegie	Clarksons Securities

Joint Bookrunners

Citigroup	Fearnley Securities	Pareto Securities

Manager

BTIG

Prospectus Supplement, dated December   , 2025

Prospectus Supplement
Prospectus
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document contains two parts. The first part is this prospectus supplement, which describes the specific terms of this Offering and the common shares offered hereby, and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference. The second part, the accompanying prospectus, gives more general information about us, some of which may not apply to this Offering. This prospectus supplement is deemed to be incorporated by reference into the accompanying prospectus solely for the purpose of this Offering. When we refer to the “prospectus,” we are referring to both parts combined and when we refer to the accompanying prospectus we are referring to the base prospectus.
If there is any inconsistency between information in or incorporated by reference into the accompanying prospectus and information in or incorporated by reference into this prospectus supplement, the information contained in the most recently dated document shall prevail. This prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference include important information about us, the common shares being offered and other information you should know before investing. You should read this prospectus supplement and the accompanying prospectus together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference” before investing in our common shares.
The accompanying prospectus is part of a registration statement that we filed with the SEC, using a “shelf” registration statement. Under the shelf registration statement, we may offer and sell common shares, preference shares, debt securities, warrants, rights, units or any combination thereof, from time to time, in one or more offerings.
You should rely only on information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. Neither we nor the underwriters have authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectuses prepared by or on behalf of us or to which we have referred you. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement and the accompanying prospectus. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement is not an offer to sell or solicitation of an offer to buy the common shares in any circumstances under which the offer or solicitation is unlawful. We are offering to sell, and seeking offers to buy, our common shares offered hereby only in jurisdictions where offers and sales are permitted. You should not assume that the information we have included in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date of this prospectus supplement or the accompanying prospectus, respectively, or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates. To the extent there is any conflict between the information contained in this prospectus supplement and the accompanying prospectus, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement. Any information incorporated by reference is only accurate as of the date of the document incorporated by reference.
Shares may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act of 2003 and the Exchange Control Act 1972, and regulations promulgated thereunder (the “Exchange Control Act”) of Bermuda which regulate the sale of securities in Bermuda. We plan to list our common shares on the Euronext Growth marketplace in Oslo, as a first step towards relisting on the Oslo Stock Exchange (“OSE”), which would increase our compliance costs. Consent under the Exchange Control Act has been obtained from the Bermuda Monetary Authority (the “BMA”) for the issue and transfer of our common shares to and between non-residents of Bermuda for exchange control purposes provided our common shares remain listed on an appointed stock exchange which includes the New York Stock Exchange. In granting such consent, the BMA accepts no responsibility for our financial soundness or the correctness of any of the statements made or opinions expressed in this prospectus. This prospectus does not need to be filed with the Registrar of Companies in Bermuda in accordance with Part III of the Companies Act 1981 of Bermuda, as amended (the “Companies Act”) pursuant to provisions incorporated therein following the enactment of the Companies and Partnerships (Electronic Registry) Amendment Act 2020. Such provisions state that Part III of the Companies Act shall not apply to any exempted company. We are a Bermuda exempted company.
Certain figures included in this prospectus supplement or incorporated by reference herein have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

In this prospectus supplement, unless otherwise indicated or unless the context requires otherwise, references to “Borr,” “our company,” “we,” “us” or “our” mean Borr Drilling Limited, together with its subsidiaries and currency amounts in this prospectus supplement are stated in U.S. dollars.
Industry and Market Data
In this prospectus supplement and the documents incorporated by reference herein, we rely on and refer to information regarding our business and the markets in which we operate and compete. The market data and certain economic and industry data and forecasts used in this prospectus supplement and the documents incorporated by reference herein were obtained from governmental and other publicly available information, independent industry publications and reports prepared by industry consultants and bodies.
Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but that there can be no assurance as to the accuracy and completeness of such information. We believe that these industry publications, surveys and forecasts are reliable, neither we nor the underwriters have independently verified any of the data from third-party sources. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus supplement.
In some cases, there is no readily available external information to validate market-related analyses and estimates, requiring us to rely on internally developed estimates. We do not intend, and do not assume any obligation, to update industry or market data set forth in this prospectus supplement. Because market behavior, preferences and trends are subject to change, prospective investors should be aware that market and industry information in this prospectus supplement and estimates based on any data therein may not be reliable indicators of future market performance or our future results of operations.
We cannot assure you that any of the assumptions underlying any statements regarding our industry are accurate or correctly reflect our position in the industry. Market data and statistics are inherently predictive and speculative and are not necessarily reflective of actual market conditions. Such statistics are based on market research, which itself is based on sampling and subjective judgments by both the researchers and the respondents, including judgments about what types of products and transactions should be included in the relevant market. In addition, the value of comparisons of statistics for different markets is limited by many factors, including that (i) the markets are defined differently, (ii) the underlying information was gathered by different methods and (iii) different assumptions were applied in compiling the data. Accordingly, the market statistics included or incorporated by reference herein should be viewed with caution and no representation or warranty is given by any person, including us or the underwriters, as to their accuracy.
Elsewhere in this prospectus supplement and the documents incorporated by reference herein, statements regarding our industry are not based on published statistical data or information obtained from independent third-parties, but are based solely on our experience, our internal studies and estimates, and our own investigation of market conditions. We cannot assure you that any of these studies or estimates are accurate, and none of our internal surveys or information have been verified by any independent sources. While we are not aware of any misstatements regarding our estimates presented herein, our estimates involve risks, assumptions and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus supplement and in the prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein, along with any exhibits thereto contain forward-looking statements that involve risks and uncertainties. All statements other than statements of historical facts are forward-looking statements. These forward-looking statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.
You can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “goals,” “intend,” “plan,” “projection,” “believe,” “should,” “continue,” “likely to,” “target,” “outlook” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition, results of operations, liquidity requirements, strategy and financial needs. These forward-looking statements appear in a number of places in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein, along with any exhibits thereto, and include statements about:
•	plans, objectives, goals, business strategies, strengths,
•	the Acquisition, the Debt Offering and the Seller Financing,
•	the planned use of proceeds of this Offering,
•	outlook, prospects, future events or performance and underlying assumptions,
•	expected industry trends, including the attractiveness of shallow water drilling and activity levels in the jack-up rig and oil industry,
•	day rates, market outlook, contract backlog, expected coverage, contracting and operation of our jack-up rigs,
•	drilling contracts and contract terms as well as contract commitments, letters of intent (“LOIs”) and letters of award (“LOAs”) and the terms thereof,
•	our ability to convert contract commitments, LOIs and LOAs into contracts,
•	demand for and expected utilization of rigs, and tender activity and new tenders,
•	oil and gas price trends,
•	plans regarding rig deployment,
•	expected commencement date and duration of new contracts,
•	our fleet, its expected capabilities and prospects,
•	operational and financial objectives, including expected financial results and performance and other non-historical statements,
•	expected growth,
•	statements in the section entitled “Industry and Market Overview”,
•	outlook for the jack-up market,
•	dividend policy,
•	our share repurchase program,
•	our joint ventures, including plans and strategy and expected payments from our joint ventures' customers,
•	climate change matters, the energy transition and our commitment to safety and the environment,
•
competitive advantages and business strategy, including our growing industry footprint, our relationships in the drilling industry, our aim to establish ourselves as the preferred provider in the industry,

•	compliance with laws and regulations,
•	expected sources of liquidity and funding, statements about funding requirements,

•	factors affecting results of operations,
•	the changes and updates in management and the Board discussed herein, including the expected timing of such changes,
•	expected adoption of new accounting standards and their expected impact,
•	the statements in the sections entitled “Item 4.B. Business Overview—Industry Overview” and “Item 5.D. Trend Information,” of our Form 20-F for the year ended December 31, 2024 (the “2024 Form 20-F”),
•	forward-looking statements contained in any document that is filed with or furnished to the SEC and incorporated by reference herein after the date hereof, and
•	other non-historical statements, which are other than statements of historical or present facts or conditions.
These forward-looking statements are not statements of historical facts and are based upon current estimates, expectations, beliefs and various assumptions, many of which are based, in turn, upon further assumptions, including management’s examination of historical operating trends, data contained in our records and other data available from third parties. These statements involve significant known and unknown risks, uncertainties, contingencies and factors that are difficult or impossible to predict and are beyond our control, and that may cause our actual results, performance, financial results, position or achievements to be materially different from those expressed or implied by the forward-looking statements. Numerous factors, risks and uncertainties could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by these forward-looking statements including: risks relating to the Acquisition, including the risk that the Acquisition is not completed on expected terms or at all, risks relating to the financing of the Acquisition including completing the Debt Offering or entering into the Seller Financing, risks relating to the Target Rigs (as defined below) to the extent the Acquisition is completed, including unforeseen risks relating to the Target Rigs, risks relating to contracts relating to the Target Rigs and the risk that the Acquisition will increase the size of our fleet and the amount of our indebtedness and therefore the risks we face generally with respect to our fleet and business will increase with such acquisition, if completed, risks relating to our industry and business, including drilling risks and the highly competitive nature of the drilling industry, risks relating to rapid technological advances and changes affecting our industry, including the growing impact of AI, risks relating to the impact of global economic and financial market conditions and inflation, risks relating to global health threats, pandemics and epidemics, risks relating to our ability to successfully complete and realize the intended benefits of any mergers, acquisitions or divestitures, risks relating to our ability to maintain relationships with suppliers, customers and third parties, the cancellation of drilling contracts currently included in reported contract backlog, losses on impairment of long-lived fixed assets, shipyard works and other delays, risks relating to industry conditions and tendering activity, demand for jack-up rigs and day rates, risks relating to customer demand and contracting activity and the risk of suspension and/or termination of contracts and operations, including as a result of customers becoming subject to sanctions, the impact of new or reactivated rigs on the market, contracts awards, coverage, rig mobilization and contract backlog including days and day rates contracted, the risk of delays in payments to our joint ventures and consequent payments to us, the risk that our customers do not comply with their contractual obligations, the risk of customers becoming subject to sanctions, costs of maintenance and the impact of special periodic surveys on the performance of oil drilling rigs, risks relating to our liquidity, including the risk that we may not be able to meet our liquidity requirements from cash flows from operations or through issuance of additional debt or equity or sale of assets, risks relating to our debt agreements and instruments, including our revolving credit facilities and our senior secured notes due 2028 (the “2028 Notes”) and our senior secured notes due 2030 (the “Existing 2030 Notes”), including the additional senior secured notes due 2030 to be issued in our Debt Offering (the “Additional 2030 Notes” and, together with the 2028 Notes and the Existing 2030 Notes, the “Notes”) and our convertible bonds due 2028, including risks relating to our ability to comply with covenants in our revolving credit facilities and other debt instruments and obtain any necessary waivers, the risk of cross defaults, risks relating to our ability to meet repayment obligations under the Notes, our convertible bonds due 2028 and our other obligations (including the Seller Financing) as they fall due, including amortization payments, excess cash repayment offers and payments due at maturity, risks relating to future financings including the risk that future financings may not be completed when required or on favorable terms and future equity and convertible debt financings will dilute shareholders and the risk that the foregoing would result in insufficient liquidity to continue our operations, risks relating to contracting our rigs, including the Target Rigs, fluctuations in oil prices, fluctuations in interest rates or exchange rates, risks of disputes and litigation and tax risks, changes in tax laws, treaties and regulation or challenges to our tax position, tax assessments and liabilities for tax issues, legal and regulatory matters in the jurisdictions in which we operate, competition in the offshore drilling industry and regulation by authorities, risks related to climate change, including climate-change or greenhouse gas related legislation or regulations and the impact on our business from climate-change related physical changes or changes in weather patterns, and the potential impact of new regulations relating to climate change and the potential impact on the demand for oil and gas, risks relating to military actions including in the Middle East and Ukraine and their impact on our business and industry, the occurrence of cybersecurity incidents and other breaches to our information technology, limitations on our insurance coverage and our ability to attract and retain skilled personnel on commercially reasonable terms and other risks described under the heading “Risk Factors” in this prospectus supplement and in the prospectus and in Part I of “Item 3.D. Risk Factors” of our 2024 Form 20-F and other filings with the SEC.
The foregoing factors that could cause our actual results to differ materially from those contemplated in any forward-looking statement included in this prospectus supplement should not be construed as exhaustive. Any forward-looking statements that we make in this prospectus supplement speak only as of the date of such statements and we caution readers of this report not to place undue reliance on these forward-looking statements. Except as required by law, we undertake no (and expressly disclaim any) obligation to update or revise any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights key aspects of this Offering and certain information contained elsewhere in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference. This summary is not complete and does not contain all of the information that may be important to you or that you should consider before investing in our common shares. You should read carefully the other information included and incorporated by reference in this prospectus supplement and the accompanying prospectus before investing in our common shares. You should pay special attention to the risks and uncertainties identified under the captions “Risk Factors,” “Special Note Regarding Forward-Looking Statements” and elsewhere in this prospectus supplement, the accompanying prospectus and any documents incorporated by reference herein or therein, including our 2024 Form 20-F, our financial statements and the exhibits to the registration statement of which this prospectus supplement is a component, when determining whether an investment in our common shares is appropriate for you. The market, economic and industry data and forecasts used in this prospectus supplement have been derived from management estimates based on industry third-party data providers’ information. Additional factors which should be considered in assessing the usefulness of the market and competitive data are described elsewhere in this document, including those set out in “Risk Factors” in this prospectus supplement. Accordingly, undue reliance should not be placed on any of the market, industry, market share and competitive position data contained in this document.
Borr Drilling Limited
Our Company
We are an offshore shallow-water drilling contractor providing worldwide offshore drilling services to the oil and gas industry. Our primary business is the ownership, contracting and operation of jack-up rigs for operations in shallow-water areas (i.e., in water depths up to approximately 400 feet), including the provision of related equipment and work crews to conduct oil and gas drilling and workover operations for exploration and production customers. We currently own 24 premium jack-up rigs, all but one of which were built after 2013 and two of which were delivered in 2024.
We are one of the largest international operators of drilling rigs within the jack-up segment and the shallow-water market is our operational focus. Jack-up rigs can, in principle, be used to drill (i) exploration wells, i.e. explore for new sources of oil and gas or (ii) new production wells in an area where oil and gas is already produced; the latter activity is referred to as development drilling and constitutes the vast majority of current activity. Shallow-water oil and gas production is generally a lower-cost production, in terms of cost per barrel of oil, as compared to other offshore production. As a result, and due to the shorter period from investment decision to cash flow, oil and gas exploration and production companies (“E&P Companies”) have an incentive to invest in shallow-water developments over other offshore production categories.
Further details concerning our business, including information with respect to our rigs, operations and history, are provided in our 2024 Form 20-F and the other documents incorporated by reference into this prospectus supplement and accompanying prospectus. See “Incorporation of Documents by Reference.” You are encouraged to thoroughly review the documents incorporated by reference into this prospectus supplement as they contain important information concerning our business and our prospects.
We contract our jack-up rigs primarily on a dayrate basis to drill wells for our customers, including integrated oil companies, state-owned national oil companies and independent oil and gas companies. For the nine months ended September 30, 2025, the following customers accounted for 38% of our dayrate revenues: ENI S.p.A, PTT Exploration and Production Public Company Limited and Mellitah Oil and Gas. A dayrate drilling contract generally extends over a period of time covering either the drilling of a single well or group of wells, or covering a stated term. Our Total Contract Backlog (as defined below) (excluding backlog from joint venture operations) was $991.4 million as of September 30, 2025, with an average dayrate of approximately $139,000, which is higher than our historical average.
The table below sets forth the Total Contract Backlog for the periods indicated:

As of	Total Contract Backlog(1)	Total Contract Backlog(1)
	(in $ billion)	(in contracted rig years)
September 30, 2025	1.0	19
December 31, 2024	1.4	26
December 31, 2023	1.2	25
December 31, 2022	0.9	24

(1)	The table assumes no exercise of extension options or renegotiations under our current contracts.

Total Contract Backlog (in $ billions) is calculated as the maximum contract drilling dayrate revenue that can be earned from a drilling contract based on the contracted operating dayrate. Total Contract Backlog excludes revenue resulting from mobilization and demobilization fees, contract preparation, capital or upgrade reimbursement, recharges, bonuses and other revenue sources and is not adjusted for planned out-of-service periods during the contract period. Total Contract Backlog includes only firm commitments for contract drilling services represented by definitive agreements, including binding LOAs and LOIs and excludes backlog from joint venture operations.
Total Contract Backlog (in contracted rig years) is calculated as our total number of contracted rig years based on drilling contracts, based upon the definition of Total Contract Backlog (in $ billions) above, which illustrates the time it would take one jack-up rig to perform the obligations under all agreements for all rigs consecutively. Our Total Contract Backlog includes only firm commitments for contract drilling services represented by definitive agreements, including binding LOAs and LOIs and excludes backlog from joint venture operations.
Dayrate Equivalent Backlog (in $ millions/billions) is calculated as the maximum contract drilling dayrate revenue that can be earned from a drilling contract based on the contracted operating dayrate. Dayrate Equivalent Backlog includes firm commitments for contract drilling services represented by definitive agreements, including biding LOAs and LOIs, bareboat charter revenue adjusted to a dayrate equivalent basis, backlog from joint venture operations and revenue resulting from mobilization and demobilization fees.
The charts below provide breakdowns of our $1.3 billion Dayrate Equivalent Backlog as of November 5, 2025, by counterparty type (i.e. national oil companies (“NOCs”) and international oil companies (“IOCs”)), showing a prevalence of NOCs as well as a breakdown by region. Approximately 42% of Dayrate Equivalent Backlog as of November 2025 is contributed by credit-rated counterparties, and of those, approximately 94% is concentrated with investment-grade counterparties (BBB- or better).

The map below sets out the rig count, as of November 5, 2025, including three rigs operating in Mexico under a joint venture, on a pro forma basis assuming completion of the Acquisition as of such date, and their respective locations.

PF Rig Count
29
Target Rig 5
(CJ50)
Target Rig 4
(CJ50)
1
+2
North Sea
Target Rig 2
(JU-3000)
Target Rig 1
(JU-3000)
Target Rig 3
(JU-3000)
7
Mexico & USA
5
Africa
3
+1
Middle East
7
+1
Asia
1
+1
South America
Current Borr Fleets of 24 Rigs
3 Uncontracted Target Rigs
2 Contracted Target Rigs

Our Fleet
We believe that we have one of the most modern jack-up fleets in the offshore drilling industry. Our drilling fleet currently consists of 24 rigs, of which all are premium jack-up rigs. We define premium/modern jack-up rigs as rigs built in 2000 or later and which are suitable for operations in water depths up to 400 feet with an independent leg cantilever design. All but one of our rigs were built after 2013 and as of September 30, 2025, the average age of our fleet was 8.1 years.
Our modern rigs offer market leading technical capabilities, with high specification units, flexibility, safe and reliable operations, and younger drilling units are increasingly preferred by customers. Customers prefer modern rigs over standard rigs, due to higher specifications, efficiency and potential to deliver meaningful savings and stronger operational key performance indicators. Our unique and highly capable fleet of modern rigs provides the Company a competitive advantage and improved flexibility to address the operational requirements of our customers. Our strategically located fleet also gives us flexibility in our geographic and customer portfolio management, enabling the Company to capitalize on the most attractive opportunities across the globe. Further, our young and uniform fleet helps us to limit maintenance capital expenditures and maximize both Technical Utilization and Rig Utilization rates.
Jack-up rigs are mobile, self-elevating drilling platforms equipped with legs that are lowered to the seabed. A jack-up rig is towed to the drill site with its hull riding in the water and its legs raised. At the drill site, the jack-up rigs’ legs are lowered until they penetrate the seabed. Its hull is then elevated (jacked-up) until it is above the surface of the water. After the completion of drilling operations at a drill site, the hull is lowered until it rests on the water and the legs are raised at which point the rig can then be relocated to another drill site. Jack-up rigs typically operate in shallow water, generally in water depths of less than 400 feet and with crews of 90 to 150 people. We believe that our modern fleet allows us to enjoy better utilization and higher daily rates for our jack-up rigs than competitors with older rigs.
Each rig in our fleet is certified by the American Bureau of Shipping (“ABS”), enabling universal recognition of our equipment as qualified for international operations. The key characteristics of our rigs owned but not under contract which may yield differences in their marketability or readiness for use include age of the rig, geographic location, technical specifications and whether such rigs are warm stacked or cold stacked.
From our initial acquisition of rigs in early 2017, we have expanded rapidly into one of the world’s largest international offshore jack-up drilling contractors by number of jack-up rigs, with an average fleet age among the lowest in the industry.
Recent Developments
The Acquisition
On October 24, 2025, we entered into a letter of intent (the “Letter of Intent”) with a seller (the “Seller”) contemplating the sale of five premium jack-up rigs (the “Target Rigs”) by the Seller to the Company (the “Acquisition”). On December 8, 2025, we entered into an asset purchase agreement (the “Asset Purchase Agreement”) with the Seller for the Acquisition, the terms and condition of which are described under “The Acquisition”. The consideration for the Target Rigs is $360.0 million (the “Acquisition Purchase Price”), to be settled by (i) an aggregate cash payment of $210.0 million at delivery, and (ii) entering into the Seller Financing (as defined below) with the Seller, providing for a financing facility of $150.0 million. The Acquisition is expected to close in the first quarter of 2026.
The Acquisition includes an acquisition of the Target Rigs and: (i) all current and future contracts, including any drilling contracts for the Target Rigs and bareboat contracts for two rigs for a duration of 12 months at a bareboat rate of $40,000 per day; (ii) all data relating to the Target Rigs, including customer information, financial information, operating information and business metrics; (iii) all other equipment, hardware, software and software licenses used for the Target Rigs, (iv) all supply contracts, to the extent used by the Target Rigs, excluding any crew employment contracts; (v) all trade-marks, copyrights, patents, business names and other intellectual property and all licenses relating to any of the foregoing pertaining to the Target Rigs; and (vi) inventory associated with the Target Rigs.
The Asset Purchase Agreement contains customary representations, warranties, conditions, covenants, indemnities and similar provisions. See “The Acquisition”.
Concurrent Debt Offering
On December 8, 2025, concurrently with the announcement of this Offering, we announced the offering of $150 million of additional 10.375% senior secured notes due 2030 (the “Additional 2030 Notes”) pursuant to which we expect to raise proceeds of $150 million (the “Debt Offering”). The Debt Offering is expected to close on or around December

19, 2025. The Debt Offering has not been and will not be registered under the Securities Act of 1933 and the Additional 2030 Notes offered may not be offered or sold in the United States absent registration or an exemption under that act and will be conducted pursuant to transactions exempt from or not subject to the Securities Act of 1933.
We intend to use the gross proceeds from this Offering, together with the proceeds from the Debt Offering, the Seller Financing and, if necessary, available cash, for the Acquisition and for general corporate purposes, which may include debt service, capital expenditures, funding of our working capital and potential mergers and acquisitions. See “Use of Proceeds”.
Restricted Share Units Awards
In November 2025, the Company awarded 54,545 restricted share units to six of our Directors, each, which will vest in full on September 30, 2026 and are conditional upon continuing to serve as a Director of the Company at the date of vesting.
July Equity Offering
On July 3, 2025, we conducted a public offering by issuing 50,000,000 shares at a subscription price of $2.05 per share for total gross proceeds of $102.5 million. The offering was completed and the proceeds were received in two settlements on July 7, 2025 and August 7, 2025. Preceding the second settlement and in connection with it, on August 6, 2025, a Special General Meeting was held, and the Company's shareholders approved an increase in authorized share capital by 50,000,000 new common shares with a nominal value of $0.10 per share, increasing the authorized share capital from 315,000,000 shares to 365,000,000 shares. Subsequently on August 7, 2025, we completed the second and final settlement of the remaining 20,000,000 shares, and the Company's issued share capital was increased by 50,000,000 new common shares with a nominal value of $0.10 per share.
Amendment to Super Senior Credit Facility Agreement
In November 2023, the Company entered into a $180.0 million Super Senior Revolving Facility Agreement (“SSRCF”), comprised of a $150.0 million Revolving Credit Facility and a $30.0 million Guarantee Facility (which is documented as an ancillary facility with DNB Bank ASA). In August 2024, the Company increased the size of the $30.0 million Guarantee Facility to $45.0 million, increasing the aggregate Super Senior Revolving Credit Facility commitments to $195.0 million. On September 25, 2025, the Company entered into an amendment agreement to amend and restate the SSRCF (“Amended SSRCF”), and effective from September 26, 2025, the Amended SSRCF is comprised of a $200.0 million super-senior Revolving Credit Facility with the $45.0 million Guarantee Facility ceasing to be an ancillary facility for the purpose of the Amended SSRCF.
The Amended SSCRF remains secured on a super-senior basis by the same security that secures the Notes. The $45.0 million Guarantee Facility and the new $34.0 million Senior Secured Revolving Facility Agreement are both secured on a senior pari passu basis by the same security that secures the Notes and the Amended SSRCF (see further description below). The Amended SSRCF was undrawn as of September 30, 2025.
New Senior Revolving Credit Facility
On September 25, 2025, the Company and Borr IHC Limited (as borrowers and guarantors) entered into a $34.0 million Senior Secured Revolving Facility Agreement with, among others, Goldman Sachs Bank USA and Citibank N.A., London Branch (as original lenders), Wilmington Trust (London) Limited (as facility agent) and Wilmington Trust (London) Limited (as security agent), comprising of a $34.0 million Revolving Credit Facility (the “SRCF”).
The SCRF, alongside the $45.0 million Guarantee Facility, is secured on a senior pari passu basis by the same security that secures the Notes and the Amended SSRCF. The SRCF was undrawn as of September 30, 2025.
Operational and Contract Updates
In October 2025, the Company announced that it had issued termination notices for two of its drilling contracts for the jack-up rigs “Odin” and “Hild”, which had firm commitments until November 2025 and March 2026, respectively, following the recent implementation of international sanctions affecting a counterparty.
Also in October 2025, the Company announced contract extensions for three of its premium jack-up rigs and provided an update on collections in Mexico. The rigs “Galar” and “Gersemi” were each awarded two-year firm contract extensions that will commence in direct continuation of their existing contracts in Mexico. The extensions also included two one-year unpriced options and improved commercial and payment terms. In addition, the jack-up rig “Njord” has received a contract extension through April 2026. The contract value of the extensions is approximately $213 million, excluding options with an average dayrate of approximately $135,000.
In November 2025, the Company also announced new commitments for its rigs “Odin” (to July 2026) and “Grid” (to August 2026), expanding the Company’s footprint into the Gulf of America and Angola at average dayrates of approximately $140,000.
Additionally, the Company, for the months of September and October 2025 combined, received payments of approximately $19 million for its operations with PEMEX. These collections, coupled with recent initiatives in Mexico to strengthen PEMEX finances, support the Company’s confidence in the continued normalization of payment activity moving forward.
Grant of Restricted Share Units and Performance Share Units
In September 2025, the Company granted certain employees of the Company (“grantees”) an aggregate of 1,381,443 restricted share units (“RSUs”) and 1,333,333 performance share units (“PSUs”). The RSUs vest over a three-year period commencing on September 1, 2026 and are conditional on the grantee remaining in continuous employment with the Company. The PSUs vest in full on September 1, 2028, and are conditional on a performance criteria linked to the Company's total shareholder return performance in comparison to a certain set of industry peers being met, in addition to the grantee remaining in continuous employment with the Company.
Management Updates
On July 2, 2025, the Company announced that pursuant to a multi-year succession planning process, the Company’s Board of Directors reached a unanimous decision to appoint Chief Commercial Officer Bruno Morand as successor to Chief Executive Officer Patrick Schorn, effective September 1, 2025. At the time of the transition, Mr. Schorn became the Executive Chair of the Company’s Board of Directors, while the previous Chairman, Tor Olav Trøim, continued to serve as a Director of the Board, and existing Director, Daniel Rabun, became Lead Independent Director.
On August 6, 2025, Thiago Mordehachvili, Founder and Chief Investment Officer of Granular Capital Ltd., a significant shareholder of the Company, was appointed to the Board as a Director.

The Offering
Issuer
Borr Drilling Limited, a Bermuda exempted company limited by shares.
Common shares offered by us
21,000,000 common shares.
Certain major shareholders of the Company may purchase common shares, with directors Mr. Tor Olav Trøim and Mr. Thiago Mordehachvili having each indicated they intend to subscribe for approximately $10 million of common shares each, through associated companies.
Common shares outstanding prior to this offering
285,872,798 common shares.
Common shares to be outstanding assuming consummation of this offering
306,872,798 common shares.
Use of proceeds
We estimate that the net proceeds from this offering will be approximately $   , after deducting the underwriting discounts and commissions (excluding any discretionary fee) and estimated offering expenses payable by us. We intend to use the net proceeds from this Offering, together with the proceeds from the Debt Offering, the Seller Financing (each as defined below) and, if necessary, available cash, for the Acquisition, and for general corporate purposes, which may include debt service, capital expenditures, funding of our working capital and potential mergers and acquisitions. This Offering and the Debt Offering are not conditioned upon the completion of the Acquisition or the completion of any of the financings or other transactions contemplated in connection with the Acquisition. In the event the Acquisition is not consummated, the Company may use the proceeds from this Offering and the Debt Offering for general corporate purposes, which may include debt service, capital expenditures, funding of working capital and potential mergers and acquisitions. See “Use of proceeds.”
Transfer agent and registrar
The transfer agent and registrar for our common shares is Broadridge Corporate Issuer Solutions. The transfer agent's address is 51 Mercedes Way, Edgewood, NY 11717 and its telephone number is 1-877-830-4936.
Risk factors
Investing in our common shares involves risks. See “Risk Factors” beginning on page S-12 of this prospectus supplement, page 8 of the accompanying prospectus and in the documents incorporated by reference herein (including under “Risk Factors” in our 2024 Form 20-F) for a discussion of the risks you should carefully consider before deciding to invest in our common shares.
The Acquisition
Please read “The Acquisition” for a description of the Acquisition.
New York Stock Exchange symbol
“BORR.”

RISK FACTORS
Investing in our common shares is speculative and involves a high degree of risk. The following risk factors, as well as risks currently unknown to us, could materially adversely affect our future business, operations and financial condition and could cause them to differ materially from the estimates described in forward-looking information relating to us, or our business, property or financial results, each of which could cause purchasers of our common shares to lose part or all of their investment. In addition to the other information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, prospective investors should carefully consider the factors set out under “Risk Factors,” in the accompanying prospectus and our 2024 Form 20-F and the factors set out below and, if applicable, in any relevant free writing prospectus, before deciding to invest in our common shares.
Risks Related to This Offering and Ownership of Our Common Shares
The Acquisition may not be completed within the expected timeframe, if at all.
Completion of the Acquisition is subject to the satisfaction (or waiver) of a number of conditions, many of which are beyond our control and may prevent, delay or otherwise negatively impact its completion. We cannot predict when these conditions will be satisfied, if at all. Failure to complete the Acquisition would, and any delay in completing the Acquisition could, prevent us from realizing the anticipated benefits from the Acquisition. Even if the conditions are satisfied and the Acquisition is consummated, if the rigs are not in the agreed upon condition, our business could be adversely affected following the Acquisition.
This Offering and the Debt Offering are not conditional on the completion of the Acquisition.
The completion of the Acquisition is not a condition to this Offering or the Debt Offering. Potential investors in this Offering should not rely on the completion of the Acquisition when making an investment decision. In the event the Acquisition is not consummated, the Issuer intends to use the proceeds from this Offering and the Debt Offering for general corporate purposes, which may include debt service, repayments or redemptions of debt, capital expenditures, funding our working capital and potential mergers and acquisitions. See “The Acquisition.”
The Acquisition, if completed, will increase the size of our fleet and the risks we face in our business.
The Acquisition involves us acquiring five new rigs, which will increase the size of our fleet from 24 rigs to 29 rigs. Accordingly, the risks we face generally with respect to our business and industry will increase with this increase in the size and scope of our business, including risks relating the cyclicality of the industry, risks relating to oil price levels and risks relating to our indebtedness and liquidity. In addition, only two of the five Target Rigs currently have contracts, so the risks we face with respect to contracting rigs, particularly rigs that are currently uncontracted, will increase. Furthermore, we may not realize the expected revenue from the contracts that are currently in place with respect to such two rigs.
Our indebtedness and the risks we face as a result thereof will increase as a result of the Acquisition.
The issuance of the Additional 2030 Notes in the Debt Offering and the Seller Financing will increase our indebtedness and the risks we face in connection with meeting debt service obligations, risks relating to covenant compliance and the risks relating to maturity of the Existing 2030 Notes and the Additional 2030 Notes issued in the Debt Offering in November 2030. The Seller Financing matures in 2032, but will be subject to certain mandatory prepayment events that could require a portion of such debt to be paid earlier than 2032.
If we are unable to refinance or extend our secured debt, meet required amortization and excess cash flow obligations, or satisfy any accelerated prepayment requirements under the Seller Financing, our creditors could exercise remedies, including enforcement against collateral, which could have a material adverse effect on our business, financial condition and results of operations and could result in our insolvency.
Our leverage and debt service obligations as a result of the Acquisition could adversely affect our business.
We have substantial indebtedness. As of September 30, 2025, on an as adjusted basis after giving effect to the Offering and the Debt Offering, the Acquisition (but excluding the $150 million Seller Financing), we would have had $2,262.3 million aggregate principal amount of debt. Our substantial indebtedness may make it more difficult for us to operate our business and withstand or respond to adverse or changing industry, regulatory and economic conditions or to take advantage of new business opportunities or make necessary capital expenditures. When this indebtedness becomes due, any inability to refinance or extend the maturity of this indebtedness on similar terms could have a material adverse effect on our business, operations and liquidity positions. The degree to which we will remain leveraged could have important consequences, including, but not limited to:
•	making it difficult for us to satisfy our obligations with respect to our indebtedness;
•	increasing our vulnerability to, and reducing our flexibility to respond to, general adverse economic and industry conditions;
•
requiring the dedication of a substantial portion of our cash flow from operations to the payment of interest and amortization costs on indebtedness, thereby reducing the availability of such cash flow to fund the payment of principal of indebtedness, working capital, capital expenditures, acquisitions, joint ventures or other general corporate purposes;

•	limiting our flexibility in planning for or reacting to changes in our business and the competitive environment and the industry in which we operate;
•	placing us at a competitive disadvantage as compared to our competitors, to the extent that they are not as highly leveraged; and
•	limiting our ability to borrow additional funds and increasing the cost of any such borrowing.
Any of these or other consequences or events could have a material adverse effect on our ability to satisfy our debt obligations.
We may not be able to enforce claims relating to a breach of the representations and warranties provided in connection with the Acquisition and our ability to recover losses suffered as a result of such a breach may be limited.
In connection with the Acquisition, the Seller has given certain customary representations and warranties and indemnities. Nonetheless, third parties could seek to hold us responsible for any of the liabilities the Seller has agreed to retain, and we may not be able to enforce any claims against the Seller relating to breaches of these representations and warranties. Moreover, even if we are able to eventually recover any losses resulting from a breach of these representations and warranties, we may temporarily be required to bear these losses ourselves. In addition, if the Seller becomes insolvent or files for bankruptcy, our ability to recover any losses suffered as a result of any of the Seller’s breach may be limited by the liquidity of the Seller or the applicable laws governing the bankruptcy proceedings. In the event of such breach, we could incur losses, which could adversely impact our business, results of operations, financial condition and prospects.
We will incur certain transaction-related costs in connection with the Acquisition.
We expect to incur certain non-recurring transaction-related costs associated with the Acquisition. These costs include, for example, fees paid to legal and other advisors related to the Acquisition. Many of these costs will be incurred whether or not the Acquisition is consummated. Additional unanticipated costs may also be incurred in connection with or as a result of the consummation of the Acquisition.
The price of our common shares has fluctuated widely, and you could lose all or part of your investment.
The market price of our common shares has fluctuated widely and may continue to do so as a result of many factors, such as actual or anticipated fluctuations in our operating results, changes in financial estimates by securities analysts and economic trends. The following is a non-exhaustive list of factors that could affect our share price:
•	our operating and financial performance;
•	quarterly variations in the rate of growth of our financial indicators, such as net income per share, net income and revenues;
•	the public reaction to our press releases, our other public announcements and our filings and submissions with the SEC including the announcement of the Acquisition;
•	strategic actions by our competitors;
•	a failure to meet guidance or revenue or earnings estimates or expectations by research analysts or other investors;

•	changes in revenue or earnings estimates, or changes in recommendations or withdrawal of research coverage, by equity research analysts;
•	speculation in the press or investment community;
•	the failure of research analysts to cover our common shares;
•	sales of our common shares by us or shareholders, or the perception that such sales may occur;
•	changes in accounting principles, policies, guidance, interpretations or standards;
•	additions or departures of key management personnel;
•	actions by our shareholders;
•	general market conditions, including fluctuations in oil and gas prices;
•	economic, legal and regulatory factors unrelated to our performance; and
•	the realization of any risks described in the section “Risk Factors” in this prospectus supplement, the prospectus, our 2024 Form 20-F and reports on Form 6-K that we incorporate by reference herein.
In addition, the stock markets in general have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common shares.
Future sales of our equity securities, or the perception that such sales may occur, could reduce our common share price, and any additional capital raised by us through the sale of equity or convertible securities may dilute your ownership in us.
We may sell additional equity securities, including additional shares or convertible securities, in subsequent public offerings. We have conducted equity offerings in recent years including in 2022, 2023 and earlier in 2025. In light of current market conditions, and the trading price of our common shares, any issuance of new equity securities, including the common shares offered by this prospectus supplement, could be at prices that are significantly lower than the purchase price of such shares by other investors, thereby resulting in dilution of our existing shareholders. In addition, we have in the past and may in the future make offers of our common shares on a non-preemptive basis, so you may not be able to participate in certain future offerings of our common shares that could result in dilution of your ownership.
As of December 1, 2025, we had 285,872,798 common shares outstanding, and our related parties, Drew Holdings Ltd. owned 22,622,941 of our common shares, or approximately 7.9% of our total outstanding shares and Granular Capital Ltd. owned 48,825,830 of our common shares, or approximately 17.1% of our total outstanding shares. There are other holders of a significant number of our common shares. Such shares, as well as shares held by our directors or officers and others are eligible for sale in the United States under Rule 144 under the Securities Act of 1933 (“Rule 144”) and / or resale prospectus supplement.
Future issuances by us and sales of common shares by significant shareholders may have a negative impact on the market price of our common shares. In particular, sales of substantial amounts of our common shares (including shares issued in connection with an acquisition), or the perception that such sales could occur, may adversely affect prevailing market prices of our common shares. We have effective registration statements on file to sell or resell common shares or other securities in public offerings.
If securities or industry analysts do not publish research reports or publish unfavorable research about our business, the price and trading volume of our common shares could decline.
The trading market for our common shares may depend in part on the research reports that securities or industry analysts publish about us or our business. If securities or industry analysts coverage of us is limited, the trading price for our common shares and other securities would be negatively affected. In addition, if one or more of the analysts who cover us downgrades our securities, the price of our common shares could decline. If one or more of these analysts ceases to cover us or fails to publish regular reports on us, interest in our common shares could decrease, which could cause the price of our common shares and other securities and their trading volume to decline.
We may not pay dividends or cash distributions in any specified amounts or particular frequency or at all.
Under our Bye-Laws, any dividends or cash distributions declared will be in the sole discretion of our Board and will depend upon earnings, market prospects, current capital expenditure programs and investment opportunities, although the payment of certain dividends is restricted by the covenants in certain of our existing bonds and loans. Under Bermuda law, we may not declare or pay a dividend, or make a distribution out of contributed surplus, if there are reasonable grounds for believing that (a) we are, or would after the payment be, unable to pay our liabilities as they become due or (b) the realizable value of our assets would thereby be less than our liabilities. In addition, since we are a holding company with no material assets other than the shares of our subsidiaries through which we conduct our operations, our ability to pay dividends or cash distributions will depend on our subsidiaries distributing to us their earnings and cash flow and liquidity.
Our Board declared a cash distribution of $0.05 per share each for the third and fourth quarters of 2023, $0.10 per share each for the first and second quarters of 2024 and a cash distribution of $0.02 per share each for the third and fourth quarters of 2024. We did not pay a dividend in the first, second or third quarters of 2025 to reinforce our balance sheet and enhance long-term value creation. Any future declaration and the amount and payment of dividends or cash distributions will be at our sole discretion and depend upon factors, such as our results of operations, financial condition, earnings, capital requirements, restrictions in our debt instruments (including the indenture for the Notes, which restricts dividends) and legal requirements. We cannot provide any assurances that any dividends/cash distributions will be paid in any specified amount or at any particular frequency, or at all. A reduction in the amount of dividends/cash distributions payments or non-payment of dividends/cash distributions may result in a decline in the price of our common shares.
Because we are a non-U.S. corporation, you may not have the same rights that a shareholder in a U.S. corporation may have.
We are incorporated under the laws of Bermuda, and substantially all of our assets are located outside of the U.S. In addition, most of our directors and officers generally are or will be nonresidents of the U.S., and all or a substantial portion of the assets of these nonresidents are located outside the U.S. As a result, it may be difficult or impossible for you to effect service of process on these individuals in the U.S. or to enforce in the U.S. judgments obtained in U.S. courts against us or our directors and officers based on the civil liability provisions of applicable U.S. securities laws.
You should not assume that courts in the countries in which we are incorporated or where our assets are located (1) would enforce judgments of U.S. courts obtained in actions against us based upon the civil liability provisions of applicable U.S. securities laws or (2) would enforce, in original actions, liabilities against us based on those laws.
If we are a “passive foreign investment company” for U.S. federal income tax purposes for any taxable year, U.S. Holders of our common shares may be subject to adverse tax consequences.
A non-U.S. corporation, such as the Company, will be treated as a “passive foreign investment company,” or “PFIC,” for U.S. federal income tax purposes for a taxable year if either (1) at least 75% of its gross income for such taxable year consists of certain types of “passive income” or (2) at least 50% of the value of the corporation's assets (generally determined on the basis of a quarterly average) during such year produce or are held for the production of passive income. For purposes of these tests, “passive income” includes dividends, interest, net gains from the sale or exchange of investment property and rents and royalties other than rents and royalties that are received from unrelated parties in connection with the active conduct of a trade or business but does not generally include income derived from the performance of services. In addition, a non-U.S. corporation is treated as holding directly and receiving directly its proportionate share of the assets and income of any other corporation in which it directly or indirectly owns at least 25% (by value) of such corporation's stock.
Based on the composition of our income and assets, we believe we were not a PFIC for the taxable year ended December 31, 2024 and we do not anticipate being a PFIC for the current taxable year or foreseeable future taxable years. There can be no assurance, however, that we were not a PFIC for the taxable year ended December 31, 2024 or that we will not be a PFIC for the current taxable year or foreseeable future taxable years. The application of the PFIC rules is subject to uncertainty in several respects, and we must make a separate determination after the close of each taxable year as to whether we were a PFIC for such year. Moreover, we believe that any income we receive from offshore drilling service contracts should not be treated as passive income under the PFIC rules and that the assets we own and utilize to generate this income should not be treated as passive assets. Because there are uncertainties in the application of the relevant rules, however, it is possible that the U.S. Internal Revenue Service may challenge our classification of such income or assets as non-passive, which could cause us to become classified as a PFIC for the current or subsequent taxable years.
If we were treated as a PFIC for any taxable year during which a U.S. Holder (as defined in “Item 10.E. Taxation—U.S. Federal Income Tax Considerations—General” of our 2024 Form 20-F) held a common share, certain adverse U.S. federal income tax consequences could apply to such U.S. Holder. See “Item 10.E. Taxation—U.S. Federal Income Tax Considerations—Passive Foreign Investment Company Considerations” of our 2024 Form 20-F for a more comprehensive discussion.
Future offerings of debt, which would be senior to our common shares upon liquidation, and/or preferred equity securities, which may be senior to our common shares for purposes of dividend distributions or upon liquidation, may adversely affect the market price of our common shares.
In the future, we may attempt to increase our capital resources by making offerings of debt or preferred equity securities, including senior or subordinated notes, and preferred shares, and entering into new loan agreements. For example, we intend to refinance our Notes, our convertible bonds and our revolving credit facilities prior to maturity and we may use subordinated debt or equity to do this. Upon liquidation, holders of our debt securities and preferred shares (if we issue any) and lenders will receive distributions of our available assets prior to the holders of our common shares.
Additional offerings of common shares, convertible bonds or other equity-linked instruments may dilute the holdings of our existing shareholders or reduce the market price of our common shares, or both. Holders of our common shares are not entitled to preemptive rights or other protections against dilution. Because our decision to issue securities in any future offering and to enter into new loan agreements will depend on market conditions and other factors, many of which are beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings or borrowings. Thus, our shareholders bear the risk of our future offerings or loan arrangements reducing the market price of our common shares, reducing our assets available to them upon our liquidation and diluting their shareholdings in us.

USE OF PROCEEDS
We estimate that the net proceeds from this Offering will be approximately $   , after deducting the underwriting discounts and commissions (excluding any discretionary fee) and estimated offering expenses payable by us. We intend to use the net proceeds from this Offering, together with the proceeds from the Debt Offering, the Seller Financing and, if necessary, available cash, (i) to pay the Acquisition Purchase Price, (ii) to pay fees and expenses related to the Acquisition, this Offering, the Debt Offering and the Seller Financing, and (iii) for general corporate purposes, which may include debt service, repayments or redemptions of debt, capital expenditures, funding of our working capital and potential mergers and acquisitions. Actual amounts will vary from estimated amounts depending on several factors.

Sources of Funds		Uses of Funds
(in millions)		(in millions)
Proceeds from this Offering(1)	$	Acquisition Purchase Price(4)	$360
Proceeds from the Debt Offering(2)	$	General Corporate Purposes and fees and expenses in connection with the Acquisition, this offering and the Equity Offering and the Seller Financing(5)	$
Seller Financing(3)	$
Total sources of funds	$	Total uses of funds	$

(1)	We expect to raise gross proceeds of $ million in this Offering.
(2)	Reflects the aggregate principal amount of Additional 2030 Notes offered in the Debt Offering.
(3)
Reflects the Seller Financing in an amount of $150 million to be made available by the Seller to the Company in connection with the Acquisition. For more information, see “Acquisition—Seller Financing.”

(4)
Reflects the purchase price for the Acquisition, provided that if the Acquisition does not close, such proceeds may be used for general corporate purposes, which may include debt service, capital expenditures, funding of our working capital and potential mergers and acquisitions.

(5)
We intend to use the remainder of the net proceeds from this Offering, if any for general corporate purposes, which may include debt service, capital expenditures, funding of our working capital and potential mergers and acquisitions. We may also use the remainder of the net proceeds for the fees and expenses related to this Offering, the Debt Offering, Seller Financing and the Acquisition, including any original issue discount and commissions, advisory and other professional fees and transaction costs including in relation to the Acquisition.

CAPITALIZATION
The table below sets forth our cash and capitalization as of September 30, 2025 on:
•	an actual basis; and
•
as adjusted to give effect to this Offering and the Debt Offering and the use of the proceeds therefrom as described under “Use of Proceeds,” including to fund the Acquisition Purchase Price. Does not reflect the $150 million Seller Financing.

You should read the information in this “Capitalization” section in conjunction with the “Use of Proceeds” section, the consolidated financial statements and related notes incorporated by reference in this prospectus supplement and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Form 20-F for the year ended December 31, 2024 and Form 6-K containing our unaudited interim financial results for the nine months ended September 30, 2025. For more details on how you can obtain the documents incorporated by reference in this prospectus supplement, see “Where You Can Find More Information” and “Incorporation of Documents by Reference.”

	As of September 30, 2025
	Actual	As adjusted(1)
(in millions)
Cash and cash equivalents	$227.8	(2)
Secured Debt
Super Senior Revolving Credit Facility(3)	—	—
Senior Revolving Credit Facility(4)	—	—
2028 Notes(5)	1,201.1
Existing 2030 Notes(6)	624.1
Additional 2030 Notes offered in the Debt Offering(7)	—
Total Secured Debt	1,825.2
Unsecured Debt
Convertible Bonds(8)	230.5
Total Unsecured Debt	230.5
Total Debt (excluding short-term accrued interest and other items)	2,055.7
Short-term Accrued Interest and Other Items	75.8
Total Debt(9)	2,131.5
Shareholders' Equity	1,140.1
Common shares (par value 0.10 per share)	29.5
Additional paid-in capital	441.9
Treasury shares	(19.5)
Contributed surplus	1,919.0
Accumulated deficit	(1,230.8)
Total Equity(10)	1,140.1
Total Capitalization(11)	3,271.6

(1)
As adjusted for this Offering and the Debt Offering and the application of the proceeds therefrom as described under “Use of Proceeds”. No adjustment is made for the Seller Financing, with a principal amount of $150 million.

(2)
As adjusted for the remaining proceeds from this Offering and the Debt Offering. Does not include any adjustment for fees and expenses in connection with this Offering, the Debt Offering or the Acquisition and Seller Financing.

(3)	The Super Senior Revolving Credit Facility provides for a multicurrency Super Senior Revolving Credit Facility in an aggregate principal amount of $200 million, which is undrawn on the date hereof.
(4)	The Senior Revolving Credit Facility provides for a multicurrency senior revolving credit facility in an aggregate principal amount of $34 million, which is undrawn on the date hereof.
(5)
Represents the 2028 Notes. The 2028 Notes bear interest at 10.000% per annum. Debt carrying value is presented net of deferred charges, debt premiums and debt discounts. Amounts reflect balance after deduction of amortization payments made up to September 30, 2025.

(6)
Represents the Existing 2030 Notes. The Existing 2030 Notes bear interest at 10.375% per annum. Debt carrying value is presented net of deferred charges, debt premiums and debt discounts. Amounts reflect balance after deduction of amortization payments made up to September 30, 2025.

(7)
Represents the Additional 2030 Notes to be issued pursuant to the Debt Offering which is the aggregate principal amount of indebtedness and does not reflect deferred financing costs, debt discounts or premiums.

(8)
Represents our unsecured convertible bonds, which mature in February 2028. The conversion price is $6.9376 per share, with the full amount of the Convertible Bonds convertible into 34,507,611 shares. The Convertible Bonds have a coupon of 5.0% per annum payable in cash, semi-annually in arrears in equal installments. Debt carrying value is presented net of deferred charges.

(9)	Represents Total Debt plus Short-term Accrued Interest and Other Items.
(10)	Represents total equity as reflected on our consolidated balance sheet as of September 30, 2025.
(11)	Total capitalization is total debt (including accrued interest) plus shareholders’ equity.

THE ACQUISITION
Summary of the Acquisition
On October 24, 2025, we entered into a letter of intent (the “Letter of Intent”) with a seller (the “Seller”) contemplating the sale of five premium jack-up rigs (the “Target Rigs”) by the Seller to the Company (the “Acquisition”). On December 8, 2025, we entered into an asset purchase agreement with the Seller for the Acquisition, the terms and condition of which are described below (the “Asset Purchase Agreement”).
The consideration for the Target Rigs is $360.0 million (the “Acquisition Purchase Price”), to be settled by (i) an aggregate cash payment of $210.0 million at delivery, and (ii) entering into the Seller Financing (as defined below) with the Seller, providing for a financing facility of $150.0 million. The Acquisition is expected to close in the first quarter of 2026.
The Acquisition includes an acquisition of the Target Rigs and: (i) all current and future contracts, including any drilling contracts for the Target Rigs and bareboat contracts for two rigs for a duration of 12 months at a bareboat rate of $40,000 per day; (ii) all data relating to the Target Rigs, including customer information, financial information, operating information and business metrics; (iii) all other equipment, hardware, software and software licenses used for the Target Rigs, (iv) all supply contracts, to the extent used by the Target Rigs, excluding any crew employment contracts; (v) all trade-marks, copyrights, patents, business names and other intellectual property and all licenses relating to any of the foregoing pertaining to the Target Rigs; and (vi) inventory associated with the Target Rigs.
The Asset Purchase Agreement contains customary representations, warranties, conditions, covenants, indemnities and similar provisions.
The Target Rigs are modern assets, with proven designs and complimentary specs to our existing fleet (i.e. JU3000s have a similar design to JU2000s units already in operation), and with a building cost of approximately $220 million-$245 million each for the JU3000N rigs and approximately $153 million each for the CJ50 rigs. The following table sets forth additional information regarding the Target Rigs:

Out of the five Target Rigs, two Target Rigs are contracted and operational (Target Rig #2 and Target Rig #4). In connection with the Acquisition, the Company and the Seller have agreed to enter into a bareboat charter contract for a duration of 12 months from the signing of the Asset Purchase Agreement, which provides for a charter rate of $40,000/day for each of the two Target Rigs.
Conditions to Completion of the Acquisition
The consummation of the Acquisition is subject to certain conditions, including (i) each rig (other than a previously disclosed non-operational rig that has become a total loss) being delivered with class maintained and free from material class-related recommendations or damage; (ii) no total loss occurring to the two of the contracted Target Rigs; (iii) no continuing force majeure event; (iv) buyers obtaining agreed terms with their financiers in relation to the acquisition financing of the Acquisition; and (v) the Seller obtaining lender consent under a loan facility. The Acquisition is not conditioned on regulatory approvals. There is no assurance that the Acquisition will be completed. See “Risk Factors—The Acquisition may not be completed within the expected timeframe, if at all.”

Seller Financing
We expect to finance the Acquisition through a combination of one or more of the following: (i) proceeds from the Debt Offering, (ii) the financing facility to be provided by the Seller for a total sum of $150 million to finance the Acquisition (the “Seller Financing”), (iii) proceeds from this Offering, and if required (iv) cash on balance sheet.
The Asset Purchase Agreement provides that the Seller Financing shall include the following terms and conditions:

Security	First ranking security over each of the three Target Rigs and first ranking assignments of earnings and insurances in relation to each of the three Target Rigs.
Non-Recourse	No recourse to Borr Drilling Limited.
Amount	$150 million
Term	6 years after completion of the Acquisition.
Interest Rate	Interest will accrue and be payable semi-annually based on the following schedule:
- 7.5% for the first 12 months;
- 10.5% for the next 12 months;
- 12% for the next 12 months;
- 13% for the next 12 months;
- 14% for the next 12 months; and
- 15% for the next 12 months.

PIK: All interest accrued under the Seller Financing may, at the Company’s election, be paid-in-kind, for the first three interest payments against a stepup (the “Step-Up”) in the Interest Rate. The Step-Up shall be 0% for the first interest payment, 1.5% for the second interest payment and 3% for the third interest payment.

Voluntary Prepayment	No non-call periods or prepayment penalties.
Mandatory Prepayment	Mandatory prepayment events in certain circumstances including entry into a qualified services contract or the obtaining of an alternative first lien financing, subject to conditions.
Transferability	Each seller may assign or transfer all or any part of its participation in any loan at any time to any person other than to an industry competitor of Borr.
Financial covenants	None
Undertakings	Borr is subject to certain undertakings including regarding status, authorizations, reporting and ownership of the borrowers.

The borrowers are subject to (i) certain general undertakings such as status, authorisations, compliance with laws, pari passu ranking, maintenance of insurance, payment of taxes, negative pledge, merger, change of business, restrictions on transactions such as debt incurrence, dividend payment, loans, guarantees and asset sales and affiliate transactions and (ii) certain undertakings in relation to the Target Rigs such as maintenance, applicable laws, classification, environmental requirements, survey reports, notification of certain events, flag and registry and charters.

Events of Default
Customary events of default including, non-payment, cross default, breach of covenants, misrepresentation, insolvency, unlawfulness and invalidity, repudiation and recission of agreements and any expropriation, sequestration or execution of any assets having an aggregate value exceeding $10 million.

INDUSTRY AND MARKET OVERVIEW
The following information relating to our industry has been provided for background purposes only and should be read in conjunction with the information appearing elsewhere in this prospectus supplement or incorporated by reference herein. Unless otherwise indicated, the information set out in this section constitutes our view of the markets in which we operate. Except as otherwise noted, all market, industry, market share and competitive position data set out in this section and elsewhere in this prospectus supplement that relates to the markets in which we operate should be treated with caution. This information has been extracted from third party sources that we reasonably believe to be reliable, but we have not independently verified such information.
The market, economic and industry data and forecasts used in this prospectus supplement have been derived from management estimates based on industry third-party data providers’ information. Additional factors which should be considered in assessing the usefulness of the market and competitive data are described elsewhere in this document, including those set out in “Risk Factors” in this prospectus supplement. Accordingly, undue reliance should not be placed on any of the market, industry, market share and competitive position data contained in this document. For further details, see “Industry and Market Data.”
We operate in the offshore drilling market which is a part of the global oilfield services industry. The fundamental driver of oilfield services and offshore drilling activity is the level of investment by the exploration, development and production of crude oil and natural gas, of oil and gas exploration and production companies (“E&P Companies”).
Volatility in the oil price impacts demand in the offshore drilling industry. Over the past several years, crude oil prices have been volatile and started to steeply decline in late 2014, after reaching prices of over $100 per barrel in 2014, and dropped to as low as approximately $19 per barrel in April 2020 driven by the impact on demand resulting from the COVID-19 pandemic. The year ended December 31, 2022 again witnessed significant volatility in commodity prices in the light of the Ukraine and Russian crisis in February 2022. As a result, according to data from the International Monetary Fund, Brent prices averaged $71 per barrel for 2021, $99 per barrel for 2022, $82 per barrel for 2023 and $80 per barrel for 2024. The current year has featured average Brent prices per barrel of $76, $68 and $69 for the first, second and third quarters of 2025, respectively, as per the U.S. Energy Information Administration Short-Term Energy Outlook document dated October 2025. This same report highlights an expectation that Brent will average $62 per barrel in the last quarter of 2025 and $52 per barrel in 2026 amid rising global oil inventories.
According to an international industry association, strong and stable oil prices, coupled with a renewed emphasis on the security of oil and gas supply, have spurred investments in exploration and production for hydrocarbons in key regions across the globe. A general lack of upstream investment over the past decade has resulted in severe supply constraints that have been further exacerbated by geopolitical issues with Russia. Energy security continues to be a high priority for many countries around the world. According to the 2025 OPEC Annual Report, at the global level, oil demand is set for continued robust growth of 9.6 mb/d over the medium-term period, rising from 103.7 mb/d in 2024 to 113.3 mb/d by 2030. This represents an average annual increase of 1.6 mb/d. The primary reason for this pattern is strong demand growth in non-Organization for Economic Co-operation and Development (OECD) countries, where annual incremental demand is projected at 1.4 mb/d on average, with almost no signs of decelerating growth during this period. Upstream capital expenditure can be expected to rise in accordance with this projected increase in demand, which primes the offshore drilling market for success.

We operate exclusively in the offshore shallow-water market, which has low break-even costs compared to other productions, second only to the Middle East onshore production, according to the Rystad graphic below. As a result, and due to the shorter period from investment decision to cash flow, shallow-water development projects represent an attractive capital allocation for E&P Companies over the cycles.

Onshore Middle East
North American Shale
Deepwater
Extra heavy oil
Russia onshore
Shelf
Ultra deepwater
Row onshore
Oil sands
Weighted average breakeven price
Shallow Water
Breakeven oil price ($ per barrel)
0
10
20
30
40
50
60
70
0
10
20
30
40
50
60
70
80
90
100
Cumulative liquids production (million barrels per day)

Source: Rystad Energy
According to S&P Global Commodity Insights, jack-up demand continues to rise globally through 2026. As per the below graph from S&P Petrodata, there are currently around 300 modern contracted rigs. S&P also notes that marketed utilization for modern rigs is now approximately 93%, and excess jack-up supply has largely been absorbed into the market, with the remaining market surplus expected to decline steadily through the remainder of the fourth quarter of 2025 and, on average, throughout 2026, generating positive momentum for dayrates.

Contracted Rig Count

350
300
250
200
150
100
50
2010
2012
2014
2016
2018
2020
2022
2024
~300
Modern Contracted
Standard Contracted

Source: Petrodata by S&P Global
Furthermore, there has been a significant reduction in jack-up rig supply over the past decade. Data from S&P Global Commodity Insights shows that the total active supply of jack-ups fell from 453 in April 2014 to 431 as of October 2025.

This paired with limited newbuild activity (13 jack-ups as of October 2025 per S&P Global Commodity Insights and a newbuild orderbook of 2% of the existing fleet as per S&P Petrodata) should serve to maintain low levels of excess supply which has the potential to increase utilization and dayrates. This is further compounded by how according to S&P Petrodata, 30% of the global fleet is beyond retirement age.

(1)	Based on a retirement age of 30 years.
Source: Pareto Offshore
Despite recent headwinds from the Middle East given Saudi Aramco suspended more than 30 jack-up drilling rigs from 2023 to 2024, the outlook for the jack-up market remains robust and is expected to tighten further, as evidenced by the ongoing tenders by energy companies for the limited pool of assets available. Additionally, as per S&P Global Commodity Insights and other market sources. Saudi Aramco has recently called back seven (of which six are modern rigs) of the previously suspended rigs for start up in 2026.
In our core markets of the Middle East, West Africa and Latin America, meaningful tailwinds position us for continued success.
Middle East
•
In the Middle East, as mentioned above, S&P Global Commodity Insights highlights that Saudi Aramco continues to enquire into the availability of rigs that were suspended earlier in the year and have reinstated or renewed contracts for up to seven (of which six are modern rigs) of the suspended rigs to date. Based on market expectations six to nine further rigs could be contracted up in the next 12 months. Furthermore, the operator is negotiating extensions of incumbent rigs. In Kuwait, bids were submitted for KJO’s Dorra development for four units and KOC continues to prepare for its tender for two jack-up rigs. Additionally, in Qatar, extensions for incumbent rigs and awards from a three–jack-up rig tender are still pending. Overall, these requirements are positive and will allow an increase of rigs working in the Middle East. This is particularly important given the Middle East is expected to command around 40% of the average 2025 – 2027 jack-up rig demand as per S&P Global Commodity Insights.

West Africa
•	In West Africa, S&P Global Commodity Insights expects the jack-up rig market to remain stable with rigs demand largely holding flat in the region.
Latin America
•
In Latin America, S&P Global Commodity Insights sees Mexico as an opportunistic market. The past month has featured a series of contract extensions. Notably, further extensions are anticipated as PEMEX is projected to require approximately 20 jack-up rigs through 2026. PEMEX has resumed payments to its suppliers, providing contractors with clarity to reassess their strategies and look at further opportunities in the region.

We are one of the largest pure-play operators of modern jack-up drilling rigs in the world, with one of the youngest fleets in the jack-up drilling segment. Our fleet consists of 24 modern, high specification offshore drilling units.
Demand for modern rigs has continued to rise as they are increasingly preferred by customers over standard rigs given they offer superior performance. According to management’s estimates, our modern rigs significantly outperform standard jack-up rigs with, superior efficiency across different activities ranging between 30% and 100%, particularly for modern rigs with offline capabilities, which several of our rigs have. This results in significant cost savings to customers both in terms of rig cost as well as their overall spread costs, which are commonly assumed to be two times the cost of the rig. Further, the superior performance of modern rigs enables operators to bring wells into production earlier, accelerating their cashflow generation.
This preference for modern jack-ups rigs is exemplified by the utilization spread between modern and standard rigs demonstrated below with the former standing at 93% utilization versus the 86% standard utilization.

Marketed Utilization

100%
95%
90%
85%
80%
75%
70%
65%
60%
2010
2012
2014
2016
2018
2020
2022
2024
$160k/d
$200k/d
$180k/d
93%
86%
Borr Fixtures during recent periods of 90-95% utilization
Modern Util. %
Standard Util. %

Source: Petrodata by S&P Global

This preference is reflected in the dayrates that high-spec rigs are able to realize versus what premium rigs command. This continued tightness in modern jack-up rigs demand has driven dayrates to increase significantly and, with limited availability of new rigs on order to provide relief, the market expects to see further acceleration of dayrates.

Dayrate Levels For Premium Jack-up Rigs[1]

300,000
200,000
100,000
0
Premium JU
Borr Drilling
Jan 2020
Jan 2021
Jan 2022
Jan 2023
Jan 2024
Jan 2025

JU Utilization % by Contractor

Pre-2022 growth phase
100
80
60
40
Jan 2020
Jan 2021
Jan 2022
Jan 2023
Jan 2024
Jan 2025
Borr
Peer 1
Peer 2
Peer 3

(1)	Contracts exclude priced options; Excludes India and Australia contracts.
Source: Petrodata by S&P Global & Pareto Offshore

UNDERWRITING
We are offering the common shares described in this prospectus supplement and the accompanying prospectus through the underwriters named below. DNB Carnegie, Inc., Clarksons Securities AS, Citigroup Global Markets Inc., Fearnley Securities AS and Pareto Securities AS are joint bookrunners, and BTIG, LLC is a manager for this Offering.
We have entered into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus, the number of common shares listed next to its name in the following table:

Underwriters	Number of shares
DNB Carnegie, Inc.
Clarksons Securities AS
Citigroup Global Markets Inc.
Fearnley Securities AS
Pareto Securities AS
BTIG, LLC
Total

Clarksons Securities AS, Pareto Securities AS and Fearnley Securities AS are not U.S. registered broker-dealers and may not make sales of any common shares in the United States or to U.S. persons except in compliance with applicable U.S. laws and regulations. To the extent that Clarksons Securities AS, Pareto Securities AS or Fearnley Securities AS intends to effect sales of common shares in the United States, it will do so only through its respective U.S. registered broker-dealer, Clarksons Securities, Inc., Pareto Securities Inc. or Fearnley Securities Inc., or otherwise as permitted by applicable U.S. law. The activities of Clarksons Securities AS, Pareto Securities AS and Fearnley Securities AS in the United States will be effected only to the extent permitted by Rule 15a-6 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
The underwriters are committed to take and pay for all of the common shares being offered, if any are taken.
The per common share underwriting discounts and commissions to be paid to the underwriters by the Company is $   and the total underwriting discounts and commissions are $  . The Company may, at its election, and in its absolute discretion, pay to certain of the underwriters a discretionary cash fee of up to 0.75% of the aggregate gross proceeds received by the Company from the sale of the shares.
We estimate that our portion of the total expenses of this Offering, excluding underwriting discounts and commissions, will be approximately $  .
Common shares sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus. After the initial offering of the common shares, the representative may change the offering price and the other selling terms. The Offering is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
The Company and its executive officers and directors and certain of its shareholders have agreed with the underwriters, subject to certain exceptions, not to dispose of or hedge any of their common shares or securities convertible into or exchangeable for common shares during the period from the date of this prospectus continuing through the date 60 days after the date of this prospectus supplement, except with the prior written consent of DNB Carnegie, Inc. This agreement does not apply to any existing employee benefit plans and the grant of options to purchase common shares pursuant to such plans as well as certain other exceptions including the issuance of shares upon conversion of our convertible notes due 2028.
Certain major shareholders of the Company may purchase common shares, with directors Mr. Tor Olav Trøim and Mr. Thiago Mordehachvili having each indicated they intend to subscribe for approximately $10 million of common shares each, through associated companies.
In connection with this Offering, the underwriters may purchase and sell common shares in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales.

Short sales involve the sale by the underwriters of a greater number of common shares than they are required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. Stabilizing transactions consist of various bids for or purchases of common shares made by the underwriters in the open market prior to the completion of the offering.
The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representative has repurchased common shares sold by or for the account of such underwriter in stabilizing or short covering transactions.
Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the Company's common shares, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the common shares. As a result, the price of the common shares may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on the NYSE, in the over-the-counter market or otherwise.
The Company has agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933.
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to the issuer and to persons and entities with relationships with the issuer, for which they received or will receive customary fees and expenses. Affiliates of DNB Carnegie, Inc. and Citigroup Global Markets Inc. are lenders under the Amended SSRCF and SRCF. DNB Carnegie, Citigroup Global Markets Inc., Clarksons Securities AS, and Pareto Securities AS is acting as initial purchaser in the Debt Offering.
In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the issuer. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.
European Economic Area
In relation to each Member State of the European Economic Area subject to the Prospectus Regulation (each, a “Relevant Member State”) an offer to the public of our common shares may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of our common shares may be made at any time under the following exemptions under the Prospectus Regulation:
(a)	to any legal entity which is a “qualified investor” as defined in the Prospectus Regulation;
(b)
to fewer than 150 natural or legal persons (other than “qualified investors” as defined in the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation;
provided that no such offer of our common shares shall result in a requirement for us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or a supplemental prospectus pursuant to Article 23 of the Prospectus Regulation.
We, the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representation, warranty and agreement.

For the purposes of this provision, the expression an “offer to public” in relation to our common shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and our common shares to be offered so as to enable an investor to decide to purchase or subscribe for our common shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
United Kingdom
An offer to the public of our common shares may not be made in the United Kingdom, except that an offer to the public in the United Kingdom of our common shares may be made at any time under the following exemptions under the UK Prospectus Regulation:
(a)	to any legal entity which is a “qualified investor” as defined under the UK Prospectus Regulation;
(b)
to fewer than 150 natural or legal persons (other than “qualified investors” as defined under the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(c)	in any other circumstances falling within section 86 of the Financial Services and Markets Act 2000 (as amended, “FSMA”);
provided that no such offer of our common shares shall result in a requirement for us or any underwriter to publish a prospectus pursuant to section 85 of the FSMA or a supplemental prospectus pursuant to Article 23 of the UK Prospectus Regulation.
We, the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representation, warranty and agreement.
For the purposes of this provision, the expression an “offer to the public” in relation to our common shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and our common shares to be offered so as to enable an investor to decide to purchase or subscribe for common shares, and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.
In the United Kingdom, this prospectus supplement and any other material in relation to the common shares described herein are being distributed only to, and are directed only at, persons who are “qualified investors” (as defined in the UK Prospectus Regulation) who are (i) persons having professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”), or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order, or (iii) persons to whom it would otherwise be lawful to distribute them, all such persons together being referred to as “Relevant Persons.” In the United Kingdom, our common shares are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such common shares will be engaged in only with, Relevant Persons. This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by any recipients to any other person in the United Kingdom. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this prospectus supplement or its contents.
Canada
The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption form, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this offering memorandum (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Hong Kong
The shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.
Singapore
This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.
Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation's securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”)
Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.
Japan
The securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The securities may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

Brazil
THE OFFER AND SALE OF THE SECURITIES HAVE NOT BEEN AND WILL NOT BE REGISTERED WITH THE BRAZILIAN SECURITIES COMMISSION (COMISSÃO DE VALORES MOBILIÁRIOS, OR “CVM”) AND, THEREFORE, WILL NOT BE CARRIED OUT BY ANY MEANS THAT WOULD CONSTITUTE A PUBLIC OFFERING IN BRAZIL UNDER CVM RESOLUTION NO 160, DATED 13 JULY 2022, AS AMENDED (“CVM RESOLUTION 160”) OR UNAUTHORIZED DISTRIBUTION UNDER BRAZILIAN LAWS AND REGULATIONS. THE SECURITIES MAY ONLY BE OFFERED TO BRAZILIAN PROFESSIONAL INVESTORS (AS DEFINED BY APPLICABLE CVM REGULATION), WHO MAY ONLY ACQUIRE THE SECURITIES THROUGH A NON-BRAZILIAN ACCOUNT, WITH SETTLEMENT OUTSIDE BRAZIL IN NON-BRAZILIAN CURRENCY. THE TRADING OF THESE SECURITIES ON REGULATED SECURITIES MARKETS IN BRAZIL IS PROHIBITED.

EXPENSES RELATED TO THIS OFFERING
The following table sets forth estimated costs and expenses, other than any underwriting discounts and commissions, we expect to incur in connection with the issuance and distribution of the common shares covered by this prospectus supplement.

SEC filing fee	$
Legal fees and expenses	$
Accounting fees and expenses	$
Printing costs	$
Total	$

LEGAL MATTERS
We are being represented by Skadden, Arps, Slate, Meagher & Flom (UK) LLP with respect to certain legal matters as to United States federal securities and New York state law. The underwriters are being represented by Baker Botts L.L.P., with respect to certain legal matters as to United States federal securities and New York State law. The validity of the common shares offered in this offering, and certain legal matters as to Bermuda law, will be passed upon by Conyers Dill & Pearman Limited. Skadden, Arps, Slate, Meagher & Flom (UK) LLP and Baker Botts L.L.P. may rely upon Conyers Dill & Pearman Limited with respect to matters governed by Bermuda law.

EXPERTS
The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2024, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US
We are subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we are required to furnish and file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from certain rules of the Exchange Act applicable to U.S. domestic companies which file reports with the SEC, including rules requiring the filing of quarterly reports on Form 10-Q and reports on Form 8-K, prescribing the furnishing of proxy statements to shareholders, and Section 16 short swing profit reporting for our officers and directors and for holders of more than 10% of our common shares.
We maintain our website at https://www.borrdrilling.com. The information contained on our website is not a part of this registration statement, prospectus or any prospectus supplement. We have included our website address in this prospectus supplement solely as an inactive textual reference.
The SEC maintains an Internet site that contains reports, proxy and information statements, regarding issuers that file electronically through the SEC's Electronic Data Gathering, Analysis and Retrieval system, or EDGAR. Our filings with the SEC are available to the public through the SEC's website at http://www.sec.gov.
This prospectus supplement is part of a registration statement we have filed with the SEC. This prospectus supplement omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits included and incorporated by reference in the registration statement for further information on us and the securities we are offering. Statements in this prospectus supplement concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus supplement. This means that we can disclose information we deem to be important to you by referring you to another document filed by us with the SEC. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents should not create any implication that there has been no change in our affairs since such date. Information incorporated by reference is deemed to be part of this prospectus supplement, except for any information superseded by this prospectus supplement, and should be read with the same degree of care.
We incorporate by reference the documents listed below:
•	our annual report on Form 20-F for the fiscal year ended December 31, 2024;
•	the description of our common shares contained in Exhibit 2.1 of our Annual Report on Form 20-F for the year ended December 31, 2024;
•
our Reports of Foreign Private Issuer on Form 6-K furnished to the SEC on April 8, 2025 (Contracting and Fleet Updates), May 21, 2025 (AGM Results Notification), May 21, 2025 (Unaudited Interim Financial Report), July 2, 2025 (Contracting Update), August 6, 2025 (Results of SGM), August 7, 2025 (Closing of Offering), August 13, 2025 (Unaudited Interim Financial Report), August 27, 2025 (Contracting Update), October 24, 2025 (Contract Terminations), October 27, 2025 (Contracting and Collections Update), November 5, 2025 (Unaudited Interim Financial Report); and

•
any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus, to the extent that information in such reports is identified as being incorporated by reference in this prospectus and prior to the termination of the offering of the securities offered by this prospectus supplement.

These reports contain important information about us, our financial condition and our results of operations.
Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any other subsequently filed or furnished document that is incorporated or deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. In the case of a conflict or inconsistency between information contained in this prospectus supplement and information incorporated by reference into this prospectus supplement, you should rely on the information contained in the document that was filed later.
Copies of all documents incorporated by reference in this prospectus supplement, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus supplement, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus supplement on the written or oral request of that person made to:
Borr Drilling Limited
S. E. Pearman Building, 2nd Floor
9 Par-la-Ville Road
Hamilton HM11
Bermuda
Tel: +1 (441) 737-0152
Attention: Investor Relations

PROSPECTUS

BORR DRILLING LIMITED
(incorporated in Bermuda)
Common Shares
Preference Shares
Debt Securities
Warrants
Rights
Units
We may from time to time, in one or more offerings, offer and sell common shares; preference shares; debt securities; warrants to purchase common shares, preference shares, or debt securities; rights to purchase common shares, preference shares, debt securities, warrants or other securities; and units of debt securities, common shares, preference shares, rights or warrants, in any combination. We may also offer any of these securities that may be issuable upon the conversion, exercise or exchange of debt securities, rights or warrants.
We will provide specific information about any offering by us and the terms of the securities being offered by us in a supplement to this prospectus. The supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you invest in any of our securities. We may also authorize one or more free writing prospectuses to be provided in connection with a specific offering.
Our common shares are listed on the New York Stock Exchange, or the NYSE, under the ticker symbol “BORR.” We have not yet determined whether any other securities that may be offered by this prospectus may be listed on any exchange, interdealer quotation system or over-the-counter market. If we decide to seek the listing of any such securities upon issuance, the prospectus supplement relating to those securities will disclose the exchange, interdealer quotation system or over-the-counter market on which the securities will be listed.
The securities described in this prospectus and any prospectus supplement may be offered and sold in the same offering or in separate offerings, to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods, in amounts, at prices and on terms to be determined by market conditions and other factors at the time of the offering, on a continuous or delayed basis. The securities may also be resold by selling securityholders. This prospectus describes only the general terms that may apply to the securities covered by this prospectus and the general manner in which we may offer to sell such securities. To the extent required, the names of any underwriters, dealers or agents involved in the sale of our securities and applicable commissions or discounts and any other required information with respect to any particular offering will be included in the applicable prospectus supplement. For a more complete description of the plan of distribution of these securities, see the “Plan of Distribution” section contained in this prospectus and the applicable prospectus supplement.
You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our common shares, preference shares, debt securities, warrants, rights and units. We also encourage you to read the documents we have referred you to in the “Where You Can Find More Information” section of this prospectus for information on us and for our financial statements.
Investing in our securities covered by this prospectus involves risks. You should carefully consider the risks identified in “Risk Factors” on page 8 of this prospectus, in the “Risk Factors” section of our most recent Annual Report on Form 20-F and in any applicable prospectus supplement, other offering materials or documents we incorporate by reference before making your investment decision.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
Prospectus dated April 11, 2025

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form F-3 that we filed with the United States Securities and Exchange Commission, or the SEC, on the date hereof using a “shelf” registration process permitted under the Securities Act of 1933, or the Securities Act. Under this shelf registration process, we may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings.
This prospectus only provides you with a general description of the securities we may offer. Each time we or any selling securityholders sell securities, we or any selling securityholders will provide a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. Any supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement.
Before purchasing any securities, you should carefully read this prospectus and any prospectus supplement together with the additional information described under the headings “Where You Can Find More Information About Us” and “Incorporation of Documents by Reference” in this prospectus. You should also carefully consider, among other things, the matters identified in “Risk Factors” on page 8 of this prospectus and in our most recent Annual Report on Form 20-F before making your investment decision.
The prospectus supplement to be attached to this prospectus will describe, among other matters, the terms of the offering, including the amount and detailed terms of the securities, the public offering price, net proceeds to us, the expenses of the offering, our capitalization, the nature of the plan of distribution, the other specific terms related to such offering and any material Bermuda and United States federal income tax considerations applicable to the securities being offered.
Shares may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act of 2003 and the Exchange Control Act 1972, and related regulations of Bermuda which regulate the sale of securities in Bermuda. In addition, specific permission is required from the Bermuda Monetary Authority, or the BMA, pursuant to the provisions of the Exchange Control Act 1972 and related regulations, for all issuances and transfers of securities of Bermuda companies, other than in cases where the BMA has granted a general permission. The BMA in its policy dated June 1, 2005 provides that where any equity securities of a Bermuda company, which includes our common shares, are listed on an appointed stock exchange, general permission is given for the issue and subsequent transfer of any securities of a company from and/or to a nonresident, for as long as any equities securities of such company remain so listed. The NYSE is deemed to be an appointed stock exchange under Bermuda law.
Approvals or permissions given by the Bermuda Monetary Authority do not constitute a guarantee by the BMA as to our performance or our creditworthiness. In granting such permission, the BMA accepts no responsibility for our financial soundness or the correctness of any of the statements made or opinions expressed in this prospectus. This prospectus does not need to be filed with the Registrar of Companies in Bermuda in accordance with Part III of the Companies Act 1981 of Bermuda, as amended (the “Companies Act”) pursuant to provisions incorporated therein following the enactment of the Companies and Partnerships (Electronic Registry) Amendment Act 2020. Such provisions state that Part III of the Companies Act shall not apply to any exempted company. We are a Bermuda exempted company.
You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement or any related free writing prospectus that we may authorize to be delivered to you. Neither we, nor any selling securityholders, have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus, any applicable supplement to this prospectus or in any related free writing prospectus is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates. Information contained on our website does not constitute part of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US
We are subject to periodic reporting and other informational requirements of the U.S. Exchange Act of 1934, or the Exchange Act, as applicable to foreign private issuers. Accordingly, we are required to furnish and file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from certain rules of the Exchange Act applicable to U.S. domestic companies which file reports with the SEC, including rules requiring the filing of quarterly reports on Form 10-Q and reports on Form 8-K, prescribing the furnishing of proxy statements to shareholders, and Section 16 short swing profit reporting for our officers and directors and for holders of more than 10% of our common shares.
We maintain our website at https://www.borrdrilling.com. The information contained on our website is not a part of this registration statement, prospectus or any prospectus supplement. We have included our website address in this prospectus solely as an inactive textual reference.
The SEC maintains an Internet site that contains reports, proxy and information statements, regarding issuers that file electronically through the SEC’s Electronic Data Gathering, Analysis and Retrieval system, or EDGAR. Our filings with the SEC are available to the public through the SEC’s website at http://www.sec.gov.
This prospectus is part of a registration statement we have filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits included and incorporated by reference in the registration statement for further information on us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose information we deem to be important to you by referring you to another document filed by us with the SEC. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents should not create any implication that there has been no change in our affairs since such date. Information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by this prospectus, and should be read with the same degree of care.
We incorporate by reference the documents listed below:
•	our annual report on Form 20-F for the fiscal year ended December 31, 2024, or the 2024 Annual Report;
•	the description of our common shares contained in Exhibit 2.1 of our Annual Report on Form 20-F for the year ended December 31, 2021;
•
any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus or the expiration of this registration statement;

•	our Reports of Foreign Private Issuer on Form 6-K furnished to the SEC on April 8, 2025; and
•
any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus, to the extent that information in such reports is identified as being incorporated by reference in this prospectus and prior to the termination of the offering of the securities offered by this prospectus.

Our 2024 Annual Report contains a description of our business and audited consolidated financial statements with a report by our independent auditors. These financial statements are prepared in accordance with accounting principles generally accepted in the United States.
Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed or furnished document that is incorporated or deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. In the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.
Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:
Borr Drilling Limited
S. E. Pearman Building, 2nd Floor
9 Par-la-Ville Road
Hamilton HM11
Bermuda
Tel: +1 (441) 737-0152
Attention: Investor Relations

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and any prospectus supplement, and the information incorporated by reference herein and therein, along with any exhibits thereto contain forward-looking statements that involve risks and uncertainties. All statements other than statements of historical facts are forward-looking statements. These forward-looking statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.
You can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “goals,” “intend,” “plan,” “projection,” “believe,” “should,” “continue,” “likely to,” “target,” “outlook” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations, liquidity requirements, strategy and financial needs. These forward-looking statements appear in a number of places in this prospectus and any prospectus supplement, and the information incorporated by reference herein and therein, along with any exhibits thereto, and include statements about:
•	plans, objectives, goals, strategies,
•	outlook, prospects, future events or performance and underlying assumptions,
•	expected industry trends, including activity levels in the jack-up rig and oil industry,
•	day rates, market outlook, contract backlog, expected contracting and operation of our jack-up rigs,
•	drilling contracts and contract terms,
•	demand for and expected utilization of rigs, and tender activity and new tenders,
•	oil and gas price trends,
•	plans regarding rig deployment,
•	expected commencement date and duration of new contracts,
•	our fleet and its prospects,
•	expected financial results and performance,
•	dividend policy,
•	our share repurchase program,
•	our JVs, including plans and strategy and expected payments from our JVs’ customers,
•	climate change matters and energy transition and our commitment to safety and the environment,
•
competitive advantages and business strategy, including our growing industry footprint, strengthening of our drilling industry relationships, our aim to establish ourselves as the preferred provider in the industry,

•	compliance with laws and regulations,
•	expected sources of liquidity and funding, statements about funding requirements,
•	factors affecting results of operations,
•	expected adoption of new accounting standards and their expected impact,
•	the statements in the sections entitled “Item 4.B. Business Overview—Industry Overview” and “Item 5.D. Trend Information,” of our most recent report on Form 20-F,
•	forward-looking statements contained in any document that is filed with or furnished to the SEC and incorporated by reference herein after the date hereof, and
•	other non-historical statements, which are other than statements of historical or present facts or conditions.

The forward-looking statements in this prospectus and any prospectus supplement, and the information incorporated or deemed to be incorporated by reference herein and therein, along with any exhibits thereto, are based upon current estimates, expectations, beliefs and various assumptions, many of which are based, in turn, upon further assumptions, including management’s examination of historical operating trends, data contained in our records and other data available from third parties. These assumptions are inherently subject to significant risks, uncertainties, contingencies and factors that are difficult or impossible to predict and are beyond our control, and that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. Numerous factors could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by these forward-looking statements including:
•	risks relating to our industry and business, including risks relating to industry conditions, supply and demand, tendering activity, and day rates,
•	risks relating to customer drilling programs including potential suspensions or delays,
•	the impact of new or reactivated rigs on the market, contract awards, rig mobilization and contract backlog,
•	costs of maintenance and the impact of special periodic surveys on the performance of our drilling rigs,
•
risks relating to our liquidity, including the risk that we may not be able to meet our liquidity requirements from cash flows from operations, and through issuance of additional debt or equity or sale of assets,

•
risks relating to our debt instruments or our ability to obtain adequate financing for our business and debt service and other liquidity requirements, including risks relating to our ability to comply with covenants and obtain any necessary waivers and the risk of cross defaults, risks relating to our ability to meet or refinance our significant debt obligations including debt maturities and our other obligations as they fall due, risks relating to our convertible bonds maturing in 2028 and our notes maturing in 2028 and 2030, risks relating to future financings including the risk that future financings may not be completed when required and future equity financings will dilute shareholders and the risk that the foregoing would result in insufficient liquidity to continue our operations or to operate as a going concern,

•	fluctuations in oil prices,
•	changes in governmental regulations that affect us or the operations of our fleet,
•	fluctuations in interest rates or exchange rates,
•	changes in tax laws, treaties and regulation, tax assessments and liabilities for tax issues, legal and regulatory matters in the jurisdictions in which we operate,
•	competition in the offshore drilling industry and regulation by competent authorities,
•
risks related to climate change, including climate change or greenhouse gas related legislation or regulations and the impact on our business from climate change related physical changes or changes in weather patterns, and the potential impact of new regulations relating to climate change and the potential impact on the demand for oil and gas,

•	the impact of global economic and financial market conditions and inflation,
•	the impact of the recent executive orders signed by the Trump administration imposing additional tariffs on certain imports,
•	global health threats, pandemics and epidemics,
•	risks relating to the military actions in Ukraine and the Middle East, and related sanctions, and any impact on our business,
•	our ability to successfully complete and realize the intended benefits of any mergers, acquisitions or divestitures,
•	the risk of delays in payments to our JVs and consequent payments to us,
•	risks relating to delay in payment from customers or the risk that our customers do not comply with their contractual obligations,

•
our ability to maintain relationships with suppliers, customers, employees and third parties, the cancellation of drilling contracts currently included in reported contract backlog, losses on impairment of long-lived fixed assets, shipyard works and other delays, limitations on insurance coverage, our ability to attract and retain skilled personnel on commercially reasonable terms,

•	the occurrence of cybersecurity incidents or other breaches to our information technology systems including our rig operating systems, and
•
other risks described in “Item 3.D. Risk Factors” of our most recent report on Form 20-F and future annual reports on Form 20-F and in the “Risk Factors” section of any other document that is filed with or furnished to the SEC that is incorporated by reference herein.

Given these risks and uncertainties, you should not place undue reliance on forward-looking statements as a prediction of actual results. Any forward-looking statements that we make in this prospectus and any prospectus supplement, and the information incorporated by reference herein and therein, along with any exhibits thereto, speak only as of the date of such statements and we caution readers of this prospectus and any prospectus supplement, and the information incorporated by reference herein and therein, along with any exhibits thereto, not to place undue reliance on these forward-looking statements. Except as required by law, we undertake no obligation to update or revise any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. The foregoing factors that could cause our actual results to differ materially from those contemplated in any forward-looking statement included in this prospectus and any prospectus supplement, and the information incorporated by reference herein and therein, along with any exhibits thereto should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for us to predict all of these factors. Further, we cannot assess the impact of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results to be materially different from those contained in any forward-looking statement. You should read this prospectus and any prospectus supplement, and the information incorporated by reference herein and therein, along with any exhibits thereto, completely, with this cautionary note in mind, and with the understanding that our actual future results may be materially different from what we expect.

OUR COMPANY
We are an offshore shallow-water drilling contractor providing worldwide offshore drilling services to the oil and gas industry. Our primary business is the ownership, contracting and operation of jack-up rigs for operations in shallow-water areas (i.e., in water depths up to approximately 400 feet), including the provision of related equipment and work crews to conduct oil and gas drilling and workover operations for exploration and production customers. We currently own 24 premium jack-up rigs all of which were delivered from the yard in 2000 or later, of which two were delivered in 2024.
Further details concerning our business, including information with respect to our rigs, operations and history, are provided in our 2024 Annual Report and the other documents incorporated by reference into this prospectus. See “Incorporation of Documents by Reference.” You are encouraged to thoroughly review the documents incorporated by reference into this prospectus as they contain important information concerning our business and our prospects.

RISK FACTORS
Investing in our securities involves a high degree of risk. Before investing in any securities that may be offered pursuant to this prospectus, you should carefully consider the risks involved. Accordingly, you should carefully consider:
•	the risks described in our most recent Annual Report on Form 20-F, which is incorporated by reference into this prospectus; and
•	other risks and other information that may be contained in, or incorporated by reference from, other documents that we file with and furnish to the SEC which are incorporated by reference herein.
The discussion of risks related to our business contained in or incorporated by reference into this prospectus or into any prospectus supplement comprises material risks of which we are aware. These risks and uncertainties could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment. You should consider carefully the risk factors identified above including in any report on Form 6-K furnished subsequent hereto to the extent that the forms we file expressly state that we incorporate them (or such portions) by reference in this prospectus, as well as other information in or incorporated by reference in this prospectus and any prospectus supplement, before purchasing any of our securities.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement. We will not receive any proceeds from sales of securities by selling securityholders.

DESCRIPTION OF COMMON SHARES
We are an exempted company limited by shares incorporated in Bermuda and our corporate affairs are governed by our Memorandum of Association and Bye-Laws, the Companies Act and the common law of Bermuda.
As of the date of this prospectus, our authorized share capital is $31,500,000 divided into 315,000,000 common shares of $0.10 par value each, of which all are designated as common shares.
As of April 10, 2025, there are 239,308,556 common shares outstanding. All of our issued and outstanding common shares are fully paid.
The following are summaries of material provisions of our Memorandum of Association and our Bye-Laws, as amended and restated and in effect as of the date of this prospectus, insofar as they relate to the material terms of our common shares. Because it is a summary, it may not contain all of the information that you may otherwise deem important. For more complete information, you should read our current Memorandum of Association and our Bye-Laws, which were incorporated by reference as exhibits to our 2024 Annual Report. For information on how to obtain copies of our current Memorandum of Association and Bye-Laws, see “Where You Can Find More Information About Us.”
Objects of Our Company
We were incorporated by registration under the Companies Act. Our business objects are unrestricted and we have all the powers of a natural person.
Common Shares Ownership
Our Memorandum of Association and Bye-Laws do not impose any limitations on the ownership rights of our shareholders. The Bermuda Monetary Authority has given a general permission for us to issue common shares to non-residents of Bermuda and for the free transferability of our common shares among non-residents of Bermuda, for so long as our shares are listed on an appointed stock exchange. There are no limitations on the right of non-Bermudians or non-residents of Bermuda to hold or vote our common shares.
Dividends
As a Bermuda exempted company limited by shares, we are subject to Bermuda law relating to the payment of dividends. We may not pay any dividends if, at the time the dividend is declared or at the time the dividend is paid, there are reasonable grounds for believing that, after giving effect to that payment:
•	we will not be able to pay our liabilities as they fall due; or
•	the realizable value of our assets is less than our liabilities.
In addition, since we are a holding company with no material assets, and conduct our operations through subsidiaries, our ability to pay any dividends to shareholders depends on our subsidiaries’ distributing to us their earnings and cash flow. Some of our debt instruments currently limit or prohibit our subsidiaries’ ability to make distributions to us and our ability to make distributions to our shareholders.
Voting Rights
Holders of common shares are entitled to one vote per share on all matters submitted to a vote of holders of common shares. Unless a different majority is required by law or by our Bye-Laws, resolutions to be approved by holders of common shares require approval by a simple majority of votes cast at a meeting at which a quorum is present.
Majority shareholders do not generally owe any duties to other shareholders to refrain from exercising all of the votes attached to their shares. There are no deadlines in the Companies Act relating to the time when votes must be exercised. However, our Bye-Laws provide that where a shareholder or a person representing a shareholder as a proxy wishes to attend and vote at a meeting of our shareholders, such shareholder or person must give us not less than 48 hours’ notice in writing of their intention to attend and vote.
The key powers of our shareholders include the power to alter the terms of our Memorandum of Association and to approve and thereby make effective any alterations to our Bye-Laws made by the directors. Dissenting shareholders holding 20% of our shares may apply to the court to annul or vary an alteration to our Memorandum of Association. A majority vote against an alteration to our Bye-Laws made by the directors will prevent the alteration from becoming effective. Other key powers are to approve the alteration of our capital, including a reduction in share capital, to approve the removal of a director, to resolve that we will be wound up or discontinued from Bermuda to another jurisdiction or to enter into an amalgamation, merger or winding up. Under the Companies Act, all of the foregoing corporate actions require approval by an ordinary resolution (a simple majority of votes cast), except in the case of an amalgamation or merger transaction, which requires approval by 75% of the votes cast, unless our Bye-Laws provide otherwise, which our Bye-Laws do. Our Bye-Laws provide that our Board of Directors may, with the approval by a resolution passed by a simple majority of votes cast at a general meeting with the necessary quorum for such meeting of two persons at least holding or representing 33.33% of our issued shares (or the class of securities, where applicable), amalgamate or merge us with another company. In addition, our Bye-Laws confer express power on the Board to reduce the Company’s issued share capital selectively with the authority of an ordinary resolution of the shareholders.
The Companies Act provides that a company shall not be bound to take notice of any trust or other interest in its shares. There is a presumption that all the rights attaching to shares are held by, and are exercisable by, the registered holder, by virtue of being registered as a member of the company. Our relationship is with the registered / legal holder of its shares. If the registered holder of the shares holds the shares for someone else (the beneficial owner), then the beneficial owner is entitled to the shares and may give instructions to the registered holder on how to vote the shares. The Companies Act provides that the registered holder may appoint more than one proxy to attend a shareholder meeting, and consequently where rights to shares are held in a chain the registered holder may appoint the beneficial owner as the registered holder’s proxy.
Meetings of Shareholders
The Companies Act provides that a company must have a general meeting of its shareholders in each calendar year unless that requirement is waived by resolution of the shareholders. Under our Bye-Laws, annual shareholder meetings will be held in accordance with the Companies Act at a time and place selected by the Board. Special general meetings may be called at any time at the discretion of the Board. The Bye-Laws provide that in no event shall any annual shareholder meeting or special general meeting be held in Norway or the United Kingdom.
Annual shareholder meetings and special meetings must be called by not less than seven days’ prior written notice specifying the place, day and time of the meeting. The Board may fix any date as the record date for determining those shareholders eligible to receive notice of and to vote at the meeting.
The quorum at any annual or general meeting is equal to at least two shareholders, present in person or by proxy, and entitled to vote (whatever the number of shares held by them). The Companies Act specifically imposes special quorum requirements where the shareholders are being asked to approve the modification of rights attaching to a particular class of shares (33.33% of outstanding shares) or an amalgamation or merger transaction (33.33% of outstanding shares) unless in either case the bye-laws provide otherwise.
The Companies Act provides shareholders holding 10% of a company’s voting shares the ability to request that the Board shall convene a meeting of shareholders to consider any business which the shareholders wish to be discussed by the shareholders including (as noted below) the removal of any director. However, the shareholders are not permitted to pass any resolutions relating to the management of a company’s business affairs unless there is a pre-existing provision in the company’s bye-laws which confers such rights on the shareholders. Subject to compliance with the time limits prescribed by the Companies Act, shareholders holding 5% of the voting shares (or alternatively, 100 shareholders) may also require the directors to circulate a written statement not exceeding 1,000 words relating to any resolution or other matter proposed to be put before, or otherwise considered during, the annual general meeting of the company.
Election, Removal and Remuneration of Directors
The Companies Act provides that the directors shall be elected or appointed by the shareholders. A director may be elected by a simple majority vote of shareholders represented at the meeting of shareholders. A person holding more than 50% of the voting shares of the company will be able to elect all of the directors, and to prevent the election of any person as a director, whom such shareholder does not wish to be elected. There are no provisions for cumulative voting in the Companies Act or our Bye-Laws. Further, our Bye-Laws do not contain any super-majority voting requirements relating to the appointment or election of directors.
There are procedures for the removal of one or more of the directors by the shareholders before the expiration of his or her term of office. Shareholders holding 10% or more of our voting shares may require the Board to convene a shareholder meeting to consider a resolution for the removal of a director. At least 14 days’ written notice of a resolution to remove a director must be given to the director affected, and that director must be permitted to speak at the shareholder meeting at which the resolution for his or her removal is considered by the shareholders. Any vacancy created by such a removal may be filled at the meeting by the election of another person by the shareholders or in the absence of such election, by the Board.
Under our Bye-Laws, the minimum number of directors comprising the Board at any time shall be two. The Board currently consists of seven directors. The minimum and maximum number of directors comprising the Board from time to time shall be determined by way of an ordinary resolution of our shareholders. The shareholders may, at the annual general meeting by ordinary resolution, determine that one or more vacancies on the Board be deemed casual vacancies. The Board, so long as a quorum remains in office, shall have the power to fill such casual vacancies. Our directors are not required to retire because of their age, and the directors are not required to be holders of our Shares to qualify for appointment. Directors serve for one-year terms and serve until re-elected or until their successors are appointed at the next annual general meeting.
Director Transactions
Our Bye-Laws do not prohibit a director from being a party to, or otherwise having an interest in, any transaction or arrangement with our Company or in which our Company is otherwise interested. Our Bye-Laws provide that a director who has an interest in any transaction or arrangement with us and who has complied with the provisions of the Companies Act and with our Bye-Laws with regard to disclosure of such interest shall be taken into account in ascertaining whether a quorum is present, and will be entitled to vote in respect of any transaction or arrangement in which he or she is so interested.
Bye-Law 111 provides our Board the authority to exercise all of our powers to borrow money and to mortgage or charge all or any part of our property and assets as collateral security for any debt, liability or obligation. However, under the Companies Act, companies may not lend money to a director or to a person connected to a director who is deemed by the Companies Act to be a director (a “Connected Person”), or enter into any guarantee or provide any security in relation to any loan made to a director or a Connected Person without the prior approval of the shareholders of the company holding in aggregate 90% of the total voting rights in the company.
Our Bye-Laws provide that no director, alternate director, officer, person or member of a committee, if any, resident representative, or his or her heirs, executors or administrators, whom we refer to collectively as an indemnitee, is liable for the acts, receipts, neglects or defaults of any other such person or any person involved in our formation, or for any loss or expense incurred by us through the insufficiency or deficiency of title to any property acquired by us, or for the insufficiency or deficiency of any security in or upon which any of our monies shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any monies, securities or effects shall be deposited, or for any loss occasioned by any error of judgment, omission, default or oversight on his part, or for any other loss, damage or other misfortune whatsoever which shall happen in relation to the execution of his duties, or supposed duties, to us or otherwise in relation thereto. Each indemnitee will be indemnified and held harmless out of our funds to the fullest extent permitted by Bermuda law against all liabilities, loss, damage or expense (including, liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses properly payable) incurred or suffered by him or her as such director, alternate director, officer, person or committee member or resident representative (or in his or her reasonable belief that he or she is acting as any of the above). In addition, each indemnitee shall be indemnified against all liabilities incurred in defending any proceedings, whether civil or criminal, in which judgment is given in such indemnitee’s favor, or in which he or she is acquitted. We are authorized to purchase insurance to cover any liability the Company may incur under the indemnification provisions of our Bye-Laws. Each shareholder is deemed to have agreed in Bye-Law 166 to waive to the fullest extent permitted by Bermuda law any claim or right of action he or she might have whether individually or derivatively in the name of the Company against each indemnitee in respect of any action taken by such indemnitee or the failure by such indemnitee to take any action in the performance of his duties to us.
Liquidation
In the event of our liquidation, dissolution or winding up, the holders of common shares are entitled to share in our assets, if any, remaining after the payment of all of our debts and liabilities, subject to any liquidation preference on any outstanding preference shares.

Redemption, Repurchase and Surrender of Shares
Subject to certain balance sheet restrictions, the Companies Act permits a company to purchase its own shares if it is able to do so without becoming cash flow insolvent as a result. The restrictions are that the par value of the share must be charged against the company’s issued share capital account or a company fund which is available for dividend or distribution or be paid for out of the proceeds of a fresh issue of shares. Any premium paid on the repurchase of shares must be charged to the company’s current share premium account or charged to a company fund which is available for dividend or distribution. The Companies Act does not impose any requirement that the directors shall make a general offer to all shareholders to purchase their shares pro rata to their respective shareholdings. Our Bye-Laws do not contain any specific rules regarding the procedures to be followed by us when purchasing our shares. Our power to purchase our shares is covered by Bye-Laws 7, 8 and 9.
Issuance of Additional Shares
Bye-Law 3 confers on the directors the right to issue any number of unissued shares forming part of our authorized share capital without any requirement for shareholder approval.
Neither the Companies Act nor our Bye-Laws confer any pre-emptive, redemption, conversion or sinking fund rights attached to our common shares. Bye-Law 14 specifically provides that the issuance of more shares ranking pari passu with the shares in issue shall not constitute a variation of class rights, unless the rights attached to shares in issue state that the issuance of further shares shall constitute a variation of class rights.
Inspection of Books and Records
The Companies Act provides that a shareholder is entitled to inspect the register of shareholders and the register of directors and officers of the company. A shareholder is also entitled to inspect the minutes of the meetings of the shareholders of the company, and the annual financial statements of the company. Our Bye-Laws do not provide shareholders with any additional rights to information, and our Bye-Laws do not confer any general or specific rights on shareholders to inspect our books and records.
Exchange Listing
Our shares are listed on the NYSE under the ticker symbol “BORR.”
Transfer Agent and Registrar
The transfer agent and registrar for our common shares is Broadridge Corporate Issuer Solutions, Inc.

DESCRIPTION OF PREFERENCE SHARES
General
The following summary of terms of preference shares is not complete as we currently do not have any preference shares. You should refer to the provisions of our Memorandum of Association and Bye-Laws and the terms of each class or series of the preference shares which will be filed with or furnished to the SEC at or prior to the time of issuance of such class or series of preference shares and described in the applicable prospectus supplement. The applicable prospectus supplement may also state that any of the terms set forth herein are inapplicable to that series of preference shares, provided that, the information set forth in the prospectus supplement does not constitute material changes to the information herein such that it alters the nature of the offering or the securities offered.
Our Bye-Laws allow the Board, subject to any special rights conferred on the holders of any share or class of shares and the resolutions of our shareholders, to authorize the creation and issuance of preference shares in one or more series, and to fix the rights and preferences of those shares, including as to dividends, voting, return of capital and otherwise.
Issuances of preference shares are subject to the applicable rules of any stock exchange or other organizations on whose systems our preference shares may then be quoted or listed. Depending upon the terms of the preference shares established by our Board, any or all series of preference shares could have preferences over the common shares with respect to dividends and other distributions and upon liquidation of the Company. Issuance of any such shares with voting powers, or issuance of additional common shares, would dilute the voting power of the issued and outstanding common shares.
Terms
The terms of each series of preference shares will be described in any prospectus supplement related to that series of preference shares.
The Board, in approving the issuance of a series of preference shares, has authority to determine, and the applicable prospectus supplement may set forth with respect to that series, the following terms, among others:
•	the number of shares constituting that series and the distinctive designation of that series;
•
the dividend rate on the shares of that series, if any, whether dividends will be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

•	the voting rights for shares of the series, if any, in addition to the voting rights provided by law, and the terms of those voting rights;
•
the conversion or exchange privileges for shares of the series, if any (including, conversion into common shares), and the terms and conditions of such conversion or exchange, including provisions for adjustment of the conversion or exchange rate in those events as the Board will determine;

•
whether or not the shares of that series will be redeemable and, if so, the terms and conditions of the redemption, including the manner of selecting shares for redemption if less than all shares are to be redeemed, the date or dates upon or after which they will be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

•	any sinking fund for the redemption or purchase of shares of that series and the terms and amount of the sinking fund;
•
the right of the shares of that series to the benefit of conditions and restrictions upon the creation of indebtedness by us or any of our subsidiaries, upon the issue of any additional shares (including additional shares of such series or any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by us or any of our subsidiaries of, any of our issued and outstanding shares;

•
the rights of the shares of that series in the event of our voluntary or involuntary liquidation, dissolution or winding up, and the relative rights of priority, if any, of payment of shares of that series; and

•	any other relevant participating, optional or other special rights, qualifications, limitations or restrictions of that series.
Non-U.S. Currency
If the purchase price of any preference share is payable in a currency other than U.S. dollars, the specific terms with respect to such preference share and such foreign currency will be specified in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES
As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities may be either secured or unsecured and will either be senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and a trustee to be specified in an accompanying prospectus supplement. This prospectus, together with the applicable prospectus supplement, will describe the terms of a particular series of debt securities.
The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the indenture and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indenture (and any amendments or supplements we may enter into from time to time which are permitted under the indenture) and the debt securities, including the definitions therein of certain terms.
General
Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of Borr Drilling Limited. The senior debt securities will rank equally with any of our other senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.
Unless otherwise specified in a prospectus supplement, the indenture does not limit the aggregate principal amount of debt securities that we may issue and provides that we may issue debt securities from time to time at par or at a discount, and in the case of the new indenture, if any, in one or more series, with the same or various maturities. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the indenture.
Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:
•	the title of the debt securities and whether they are subordinated debt securities or senior debt securities;
•	any applicable limits on the ability to issue additional debt securities of the same series;
•	the price or prices at which we will sell the debt securities;
•	the maturity date or dates of the debt securities on which principal will be payable;
•	the rate or rates of interest, if any, which may be fixed or variable, at which the debt securities will bear interest, or the method of determining such rate or rates, if any;
•	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;
•	the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive period during which interest payment periods may be extended;
•	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method;
•	currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;
•	the guarantors, if any, of the debt securities of the series;
•	whether the debt securities of such series are to be secured and the terms of such security;
•	any restriction on the transferability of the debt securities of such series;
•	the dates on which we are required to pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;
•
the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the indenture;

•
if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

•
our obligation, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or amortization provision or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples of $1,000;
•	the currency, currencies or currency unit in which we will pay the principal of (and premium, if any) or interest, if any, on the debt securities, if not United States dollars;
•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;
•
any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities as compared to those set forth in the indenture, and whether or not such events of default or covenants are consistent with those contained in the applicable indenture;

•	any limitation on our ability to incur debt, pay dividends, redeem shares, sell our assets or other restrictions;
•	the application, if any, of the terms of the indenture relating to legal defeasance and covenant defeasance (which terms are described below) to the debt securities;
•	any subordination provisions that will apply to the debt securities;
•	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our common shares or other securities or property;
•	whether any of the debt securities will be issued in global form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;
•	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;
•	the depository for global or certificated debt securities;
•
any tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

•	any trustees, authenticating or paying agents, transfer agents or registrars, or other agents with respect to the debt securities;
•	any other terms of the debt securities not inconsistent with the provisions of the indenture, as amended or supplemented;
•
if the principal of or any premium or interest on any debt securities of the series is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined); and

•
the portion of the principal amount of any securities of the series which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable indenture if other than the entire principal amount.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.
Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued in fully registered form without coupons.

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.
Subordination
We may issue subordinated debt securities under a subordinated debt indenture. These subordinated debt securities would rank subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in the applicable prospectus supplement.
Events of Default, Notice and Waiver
Unless an accompanying prospectus supplement states otherwise, the following shall constitute “events of default” under the indenture with respect to each series of debt securities:
•	we default for 30 consecutive days in the payment when due of interest on the debt securities;
•	we default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the debt securities;
•	our failure to observe or perform any other of our covenants or agreements with respect to such debt securities for 60 days after we receive notice of such failure;
•	certain events of bankruptcy, insolvency or reorganization of the Company; or
•	other events of default provided with respect to securities of that series.
Unless an accompanying prospectus supplement states otherwise, if an event of default with respect to any debt securities of any series outstanding under the indenture shall occur and be continuing, the trustee under such indenture or the holders of at least 25% in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the applicable indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of all the debt securities of that series outstanding to be due and payable immediately; provided that, in the case of an event of default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided, further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount securities, an amount less than the principal amount thereof will become due and payable. Reference is made to the prospectus supplement relating to any original issue discount securities for the particular provisions relating to acceleration of maturity thereof.
Any past default under either indenture with respect to debt securities of any series, and any event of default arising therefrom, may be waived by the holders of a majority in principal amount of all debt securities of such series outstanding under such indenture, except in the case of a default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series provided that, the holders may rescind any such acceleration with respect to any debt securities of a series if such rescission would not conflict with any judgment of a court of competent jurisdiction.
The trustee is required within 90 days after the occurrence of a default (which is known to the trustee and is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the debt securities of such series notice of such default.
The trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the holders of the debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the indenture at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in principal amount of the outstanding debt securities of any series under either indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series, provided that, such direction shall not be in conflict with any rule of law or with the applicable indenture and the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.
No holder of a debt security of any series may institute any action against us under the indenture (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms) unless (1) the holder has given to the trustee written notice of an event of default and of the continuance thereof with respect to the debt securities of such series specifying an event of default, as required under the applicable indenture, (2) the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding under such indenture shall have requested the trustee to institute such action and offered to the trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (3) the trustee shall not have instituted such action within 60 days of such request and (4) no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the debt securities of that series. We are required to furnish annually to the trustee statements as to our compliance with the conditions and covenants under the indenture.
Discharge, Defeasance and Covenant Defeasance
We may discharge or defease our obligations under the indenture as set forth below, unless otherwise indicated in the applicable prospectus supplement.
We may discharge certain obligations to holders of any series of debt securities issued under the indenture by irrevocably depositing with the trustee money in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not previously delivered to the trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be, and we or, if applicable, any guarantor, have paid all other sums payable under the applicable indenture.
If indicated in the applicable prospectus supplement, we may elect either to (1) defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except in all cases as otherwise provided in the relevant indenture) (“legal defeasance”) or (2) be released from our obligations with respect to certain covenants applicable to the debt securities of or within any series (“covenant defeasance”), upon the deposit with the relevant indenture trustee, in trust for such purpose, of money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to legal defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance had not occurred.
We may exercise our legal defeasance option with respect to such debt securities notwithstanding our prior exercise of our covenant defeasance option.
Modification and Waiver
Under the indenture, unless an accompanying prospectus supplement states otherwise, we and the applicable trustee may supplement the indenture for certain purposes, including to make any amendments, supplements and other changes that would not adversely affect the holders of outstanding debt securities under the indenture, such as adding security, covenants, additional events of default or successor trustees. We and the applicable trustee may also modify the indenture or any supplemental indenture with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under the indenture. However, the indenture requires the consent of each holder of debt securities that would be affected by any modification which would:
•
reduce the principal of or change the fixed maturity of any debt security or, except as provided in any prospectus supplement, alter or waive any of the provisions with respect to the redemption of the debt securities;

•	reduce the rate of or change the time for payment of interest, including default interest, on any debt security;

•
waive a default or event of default in the payment of principal of or interest or premium, if any, on, the debt securities (except a rescission of acceleration of the debt securities by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities and a waiver of the payment default that resulted from such acceleration);

•	make any debt security payable in money other than that stated in the applicable indenture or supplemental indenture;
•
make any change in the provisions of the applicable indenture relating to waivers of past defaults or the rights of holders of the debt securities to receive payments of principal of, or interest or premium, if any, on, the debt securities;

•	waive a redemption payment with respect to any debt security (except as otherwise provided in the applicable prospectus supplement);
•	make any change to the subordination or ranking provisions of the indenture or the related definitions that adversely affect the rights of any holder; or
•	make any change in the preceding amendment and waiver provisions.
Payment and Paying Agents
Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest.
Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. Notwithstanding the foregoing, at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.
Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by us will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.
All moneys paid by us to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to us upon request, and the holder of such debt security thereafter may look only to us for payment thereof.
Denominations, Registrations and Transfer
Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company, or DTC. In such case, each holder’s beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC’s records.
A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder’s name if:
•
we deliver to the trustee notice from DTC that it is unwilling or unable to continue to act as depository or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor depositary is not appointed by us within 120 days after the date of such notice from DTC;

•
we in our sole discretion determine that the debt securities (in whole but not in part) should be exchanged for definitive debt securities and deliver a written notice to such effect to the trustee; or

•	there has occurred and is continuing a default or event of default with respect to the debt securities.
If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the trustee’s corporate office or at the offices of any paying agent or trustee appointed by us under the indenture. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations.
Governing Law
The indenture and debt securities will be governed by, and construed in accordance with, the laws of the State of New York.
Trustee
The trustee or trustees under the indenture will be named in any applicable prospectus supplement.
Conversion or Exchange Rights
The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common shares or other debt securities. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of shares of our common shares or other securities to be received by the holders of such series of debt securities to be adjusted. Any such conversion or exchange will comply with applicable Bermuda law and our Memorandum of Association.

DESCRIPTION OF WARRANTS
The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements. While the terms summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. However, no prospectus supplement shall fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus or as an exhibit to a report filed under the Exchange Act.
General
We may issue warrants that entitle the holder to purchase our debt securities, common shares or preference shares or any combination thereof. We may issue warrants independently or together with common shares, preference shares or debt securities or any combination thereof, and the warrants may be attached to or separate from such securities.
We will describe in the applicable prospectus supplement the terms of the series of warrants, including, to the extent applicable:
•	the offering price and aggregate number of warrants offered;
•	the currency for which the warrants may be purchased, if not United States dollars;
•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;
•
in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency, if not United States dollars, in which, such principal amount of debt securities may be purchased upon such exercise;

•
in the case of warrants to purchase common shares or preference shares, the number of shares of common shares or preference shares purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;
•	the terms of any rights to redeem or call the warrants;
•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
•	the dates on which the right to exercise the warrants will commence and expire;
•	the manner in which the warrant agreement and warrants may be modified;
•	federal income tax consequences of holding or exercising the warrants;
•	the terms of the securities issuable upon exercise of the warrants; and
•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.
Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:
•
in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•
in the case of warrants to purchase common shares or preference shares, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Modification of the Warrant Agreement
•
Under the warrant agreements, unless an accompanying prospectus supplement states otherwise, we may supplement the warrant agreements for certain purposes, including to make any amendments, supplements and other changes that would not adversely affect the warrant holders, such as adding security, covenants or additional events of default.

DESCRIPTION OF RIGHTS
We may issue rights to purchase common shares or preference shares or debt securities to our securityholders. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights may be issued under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.
The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:
•	the date of determining the securityholders entitled to the rights distribution;
•	the aggregate number of rights issued and the aggregate number of common shares or preference shares or aggregate principal amount of debt securities purchasable upon exercise of the rights;
•	the exercise price;
•	the conditions to completion of the rights offering;
•	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and
•	applicable tax considerations.
Each right would entitle the holder of the rights to purchase for cash the number of common shares or preference shares or principal amount of debt securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.
If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS
We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or occurrence.
The applicable prospectus supplement may describe:
•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and
•	whether the units will be issued in fully registered or global form.
The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, any collateral arrangements and depository arrangements relating to such units.

SELLING SECURITY HOLDERS
Information about any selling security holders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings or submissions we make with the SEC under the Exchange Act that are incorporated by reference.

PLAN OF DISTRIBUTION
We, or the selling securityholders, may sell or distribute the securities offered by this prospectus and any applicable prospectus supplement and related free writing prospectus, from time to time, in one or more offerings, as follows:
•	through agents;
•	to dealers or underwriters for resale;
•	directly to investors, including our affiliates;
•	in “at-the-market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;
•	through a combination of any of these methods of sale; or
•	through any other method permitted pursuant to applicable law.
A prospectus supplement with respect to each offering of securities will state the terms of the offering of the securities, including:
•	the name or names of any agents, dealers or underwriters;
•	the purchase price of the securities being offered and the proceeds we will receive from the sale;
•	any over-allotment options under which underwriters may purchase additional securities from us;
•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;
•	the public offering price;
•	any discounts or concessions allowed or reallowed or paid to dealers;
•	any securities exchanges on which such securities may be listed; and
•	any delayed delivery arrangements.
If underwriters are used for a sale of securities, the underwriters may acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We or any selling securityholders may change from time to time any public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We or any selling securityholders may use underwriters with whom we have a material relationship. The prospectus supplement will include the names of the principal underwriters the respective amount of securities underwritten, the nature of the obligation of the underwriters to take the securities and the nature of any material relationship between an underwriter and us or any selling securityholders.
We or any selling securityholders may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis.
We or any selling securityholders may also sell securities directly to one or more purchasers without using underwriters or agents.
We will pay all fees and expenses in connection with the registration of the common shares.
Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us or any selling securityholders, as applicable, and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We or any selling securityholders will identify in a free writing prospectus or the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We or any selling securityholders may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act.
Underwriters, dealers and agents may engage in transactions with or perform services for us or any selling securityholders in the ordinary course of their businesses.

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.
Unless otherwise specified in the applicable prospectus supplement or any free writing prospectus, each series of securities offered by us will be a new issue and will have no established trading market. We may elect to list any series of securities offered by us on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for the securities.
In connection with an offering, an underwriter may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales and other hedging activities. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional securities, if any, from us in the offering. If the underwriters have an over-allotment option to purchase additional securities from us, the underwriters may close out any covered short position by either exercising their over-allotment option or purchasing securities in the open market. In determining the source of securities to close out the covered short position, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. “Naked” short sales are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.
Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The impositions of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the NYSE or otherwise and, if commenced, may be discontinued at any time.
We or any selling securityholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or a post-effective amendment.
In addition, we may loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities offered by this prospectus or otherwise.

EXPENSES
The following table sets forth estimated costs and expenses, other than any discounts and commissions to sales agents or relating to any underwriting, we expect to incur in connection with the issuance and distribution of the securities being registered under this registration statement of which this prospectus forms a part, all of which will be paid by us.

SEC registration fee	$ 0*
FINRA filing fees	$**
Legal fees and expenses	$**
NYSE Supplemental Listing Fee	$**
Transfer agent and registrar fee	$**
Indenture trustee fees and expenses	$**
Accounting fees and expenses	$**
Rating agency fees	$**
Printing costs and other	$**
Miscellaneous	$**
Total	$**

*
The Registrant is registering an indeterminate amount of securities under the registration statement and in accordance with Rules 456(b) and 457(r), the registrant is deferring payment of any registration fee until the time the securities are sold under the registration statement pursuant to a prospectus supplement.

**	To be provided by a prospectus supplement or as an exhibit to a Report on Form 6-K that is incorporated by reference into this prospectus, as applicable.

TAXATION
Material income tax consequences relating to the purchase, ownership and disposition of the securities offered by this prospectus are set forth in “Item 10.E. Taxation” in our 2024 Annual Report, which is incorporated herein by reference, as may be updated by our subsequent filings under the Exchange Act and, if applicable, in any accompanying prospectus supplement or relevant free writing prospectus.

ENFORCEABILITY OF CIVIL LIABILITIES
We are a Bermuda exempted company limited by shares. As a result, the rights of holders of our common shares will be governed by Bermuda law and our Memorandum of Association and Bye-Laws. The rights of shareholders under Bermuda law may differ from the rights of shareholders of companies incorporated in other jurisdictions. However, certain disadvantages accompany incorporation in Bermuda. These disadvantages include a less developed body of Bermuda securities laws that provide significantly less protection to investors as compared to the laws of other jurisdictions, such as the United States or any state, and the potential lack of standing by Bermuda companies to sue before the federal courts of the United States.
Many of our directors and some of the named experts referred to in this prospectus are not residents of the United States, and a substantial portion of our assets are located outside the United States. As a result, it may be difficult for investors to effect service of process on those persons in the United States or to enforce in the United States judgments obtained in U.S. courts against us or those persons based on the civil liability provisions of the U.S. securities laws or of any state of the United States.
We have appointed Borr Finance LLC as our agent upon whom process may be served in any action brought against us under the laws of the United States. We have been advised that it is doubtful whether courts in Bermuda will enforce judgments obtained in other jurisdictions, including the United States, against us or our directors or officers under the securities laws of those jurisdictions or entertain actions in Bermuda against us or our directors or officers under the securities laws of other jurisdictions.

LEGAL MATTERS
We are being represented by Skadden, Arps, Slate, Meagher & Flom (UK) LLP with respect to certain matters of U.S. law. Certain legal matters in connection with this prospectus will be passed upon for the sales agents or underwriters by a law firm named in the applicable prospectus supplement. The validity of the securities offered in connection with this prospectus and legal matters as to Bermuda law will be passed upon for us by Conyers Dill & Pearman Limited.

EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

21,000,000 Common Shares
Borr Drilling Limited
PRELIMINARY PROSPECTUS SUPPLEMENT
Joint Global Coordinators and Joint Bookrunners

DNB Carnegie	Clarksons Securities

Joint Bookrunners

Citigroup	Fearnley Securities	Pareto Securities

Co-Manager

BTIG

December  , 2025